EARN-IN AND SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of the 8th day of December, 2011,

BETWEEN:

AGNICO-EAGLE MINES LIMITED, an Ontario corporation

(hereinafter called “AEM”)

AND:

GOLDEN GOLIATH RESOURCES LTD., a British Columbia corporation

(hereinafter called “GGR”).

WHEREAS:

A.

GGR, through its wholly owned subsidiary Minera Delta, holds the Properties (as hereinafter defined) constituting the Los Hilos Project in Chihuahua, Mexico;

B.

AEM will incorporate OpCo and GGR will procure the transfer of title to the Properties to it;

C.

AEM and GGR have incorporated the Company to hold, directly and indirectly, 100% of the issued and outstanding shares of OpCo; and

D.

AEM and GGR are or will be the Shareholders of the Company and have agreed to enter into this Agreement to, amongst other things, govern their rights and responsibilities as such and the management and governance of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.

INTERPRETATION; CONDITIONS

1.1

Definitions

In this Agreement the following terms shall have the meanings respectively:

(a)

“Accepting Assignee” is defined in Section 19.4.

(b)

“Accounting Procedure” means the procedure set forth in Schedule B.

(c)

“Adopted Program and Budget” means each Program and Budget that is adopted or deemed adopted by the Board pursuant to Section 10.4.

(d)

“Affiliate” means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which directly or indirectly Controls, or is Controlled by or is under common Control with, a Party, but does not include the Company as an Affiliate of any Shareholder unless specifically provided in the applicable reference.

(e)

“Agreement” means this Earn-In and Shareholders Agreement, together with all Schedules hereto, which are incorporated by this reference, and all amendments hereto and modifications hereof.

(f)

“Applicable Accounting Standards” means the International Financial Reporting Standards as issued and amended from time to time by the International Accounting Standards Board and interpretations thereof of the International Financial Reporting Interpretations Committee.

(g)

“Area of Interest” has the meaning assigned to it in Section 19.1 and 19.2.

(h)

“Assets” means the Concessions and all Products, Existing Data, and all other real and personal property, tangible and intangible, including existing or after-acquired properties and all contract rights held by OpCo or held by the Company or a Shareholder for the benefit of OpCo hereunder.

(i)

“Board” means the board of directors of the Company.

(j)

“Budget” means a reasonably detailed estimate of all costs to be incurred by the Company with respect to a Program and a schedule of contributions of additional equity (or, if authorized by the Board, loans) to be made by the Shareholders.

(k)

“Budget Period” means the annual period commencing on January 1 each year, unless the Board establishes a different period.

(l)

“Business” means the conduct of the business of the Company in furtherance of the purposes set forth in Section 2.1 and in accordance with this Agreement.

(m)

“Business Account” means the account maintained by the General Manager for the Business in accordance with Schedule B.

(n)

“Cash Available for Distribution” has the meaning assigned to it in Section 12.4.

(o)

“Company” means 0923144 B.C. Ltd., a corporation incorporated under the Laws of British Columbia to hold the shares of OpCo.

(p)

“Concessions” means the mining concessions located at the Municipality of Uruachi, Chihuahua, and registered in favor of Minera Delta at the Public Registry of Mines more particularly described in Part 1 of Schedule A.

(q)

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or Ownership Interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract or agreement; (iv) voting trust; or otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

(r)

“Default Loan” means a loan made by one Shareholder to another Shareholder pursuant to Section 11.1(a).

(s)

“Development” means all preparation for the removal and recovery of Products from the Properties, including the construction or installation of a mill (if any), processing plant, crushers, leach pads, pipelines, roads, power and water lines, stations and facilities, camps, waste dumps, tunnels, access ways, adits, shafts, haulage ways, and other facilities and improvements, both surface and underground, to be used for the mining, handling, crushing, milling, processing, treating, haulage, leaching, or other beneficiation of Products or needed for the construction or operation of the Properties, regardless of the methods of mining and processing employed.

(t)

“Diluting Shareholder” means a Shareholder who elects not to participate in an Adopted Program and Budget to the full extent of its Ownership Interest as described in Section 10.6.

(u)

“Effective Date” means the later of:

(i)

the TSX-V Approval Date;

(ii)

the date on which the actions described in Sections 1.7(a)(i) and 1.7(a)(ii) (but for greater certainty not Section 1.7(a)(iii)) have been completed.

(v)

“Effective Interest Rate” means a rate per annum, determined from time to time, equal to the LIBOR in effect on the first business day of each calendar month, plus two percent.  The Effective Interest Rate shall be determined for each full or partial calendar month in which interest accrues under any obligation to which it applies pursuant to this Agreement or any note or other instrument executed pursuant hereto, and shall apply to all interest obligations accruing in such month.  As used in this definition, “business day” means a day on which the London and New York banks are open for business and on which a quotation of the LIBOR may be obtained.

(w)

“Encumbrance” or “Encumbrances” means any and all mortgages, charges, deeds of trust, security interests, pledges, liens, royalties, net profits interests or overriding royalty interests, other payments out of production, or other encumbrances of any nature.  The term shall not, however, include any statutory lien for taxes, payments to workers, material suppliers or the like, for payments not yet due or which are being contested in good faith, conditions of any permit obtained in compliance with Laws, or Laws of general applicability, including without limitation any zoning or similar Laws.

(x)

“Environmental Laws” means all applicable civil and criminal foreign (including Mexico), federal, state or local laws, statutes, ordinances, common law, rule, regulations or Mexican Official Norms relating to pollution or protection of the environment, human health and safety, and natural resources, including those relating to releases of Hazardous Materials or otherwise relating to the use, manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of Hazardous Materials. The term Environmental Laws shall include, but will not be limited to, Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente, Mexico´s Ley de Aguas Nacionales, Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos, Mexico´s Ley General de Desarrollo Forestal Sustentable, the regulations to each of such laws, Mexican Oficial Norms NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-120-SEMARNAT-1997, NOM-138-SEMARNAT/SS-2003, NOM-141-SEMARNAT-2003, NOM-147-SEMARNAT/SSA1-2004, Mexico’s Ley General de Salud, Mexico’s Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo and Mexican Official Norm NOM-010-STPS-1999.

(y)

“Environmental Liability” means, with respect to any Person, any and all losses, liabilities, obligations, penalties, claims, lawsuits, criminal charges, claims, defenses, costs, judgments, trials, proceedings, damages, loss of profits, disbursements or expenses of any nature (including legal fees and the fees of consultants and experts and the expenses incurred in the investigation, defense or follow-up of any lawsuit, claim or proceeding, including any environmental claim) that may, on any date, be imposed on, incurred by or determined or ruled against, such Person or any of its Affiliates, shareholders, directors, officers, employees and/or agents, to the extent derived from or related to: (i) the compliance with the terms and conditions set forth in the Permits; (ii) the performance of the works and activities as set forth in the Permits; (iii) the exposure to any Hazardous Material; (iv) the release, presence, production, use, handling, emission, transportation, storage, treatment, discharge or disposal of any Hazardous Material; (v) the infringement or alleged infringement of any Environmental Law; and (vi) the infringement or alleged infringement of the terms and conditions set forth in the Permits.

(z)

“Equity Account” means the account established for each Shareholder as reflected on the books and records of the Company. The Equity Account for each Shareholder shall be deemed to be nil on the Effective Date and until amounts are credited to the Equity Accounts of the Shareholders pursuant to Section 7.1(c). The Equity Account for each Shareholder shall be credited with subsequent deemed and actual contributions (net of liabilities assumed by the Shareholders and liabilities to which such contributed property is subject) and each Shareholder’s distributive share of income and gain (or item thereof).  Each Shareholder’s Equity Account shall likewise be charged with the cash and the fair market value of property distributed to such Shareholder (net of liabilities assumed by such Shareholder and liabilities to which such distributed property is subject), and such Shareholder’s distributive share of loss and deduction (or item thereof).  Prior to any distribution of Assets (in-kind or otherwise), the Equity Account shall be adjusted for the gain or loss which would be allocable to each Shareholder upon a disposition of such Assets for fair market value.  Contributions and distributions shall include all cash contributions or distributions plus the deemed value (expressed in dollars) of all in-kind contributions or distributions. All calculations of income, expense, gain, loss, depletion, depreciation and amortization shall be based on Applicable Accounting Standards.

(aa)

“Existing Data” means maps, plans, exploration data, drill logs and other drilling data, core tests, samples, pulps, reports, photographs, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information and data developed in operations on, or in any way related to, the Properties, including information and data in digital form, prior to the Effective Date.

(bb)

“Expenditures” means all amounts that the General Manager is permitted to charge to the Company pursuant to Section 2 of the Accounting Procedure. Expenditures shall also include any amounts described in the Accounting Procedure which the General Manager incurs after the date of this Agreement but before the Effective Date.

(cc)

“Exploration” means all activities directed principally toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of Products, but shall not include condemnation or ore control drilling associated with Development or Mining.

(dd)

“Feasibility Study” means a technical report prepared by or for the Company, its successors or assigns, in respect of all or a portion of the Properties that meets in all material respects the definition of a “feasibility study” in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, effective December 30, 2005.

(ee)

“First Option” has the meaning assigned to it in Section 7.1(a).

(ff)

“Force Majeure” means any cause beyond a Party’s reasonable control, whether foreseeable or unforeseeable, including, without limitation:

(i)

acts of God; Laws, regulations, orders, proclamations, instructions or requests of any Governmental Authorities; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; terrorism, riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, mudslide, flood, storm, avalanche, sink holes, volcanic eruption or drought;

(ii)

interference by environmentalists, artisan miners, natives or native rights groups or other activists; adverse weather conditions not referred to in the preceding paragraph; labour disputes; material adverse change in metal commodity prices or in financial markets that makes the completion of Expenditures as contemplated in this Agreement in such circumstances inadvisable or inappropriate as a result of such market conditions; and

(iii)

delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities.

Without limiting the generality of the foregoing, Force Majeure includes any apprehension by the General Manager, in its sole unlimited discretion, that Operations may not be conducted safely and securely or the conduct of Operations may put individuals at risk for their health, safety or security or property at risk of loss, theft or destruction.

(gg)

“General Manager” means the person appointed under Section 5.1 to manage Operations, or any successor General Manager.

(hh)

“Governmental Authorities” means any domestic or foreign governments, whether federal, provincial, state or municipal, and any branch, department or ministry thereof, or any governmental agency, authority, board, tribunal or commission of any kind whatsoever.

(ii)

“Hazardous Materials” means all materials, wastes or substances defined by, or regulated under, any Environmental Laws as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, special waste, industrial substance or waste, contaminant, pollutant, toxic waste, or toxic substance, including petroleum, petroleum-derived products or wastes, asbestos, radioactive materials or wastes and polychlorinated biphenyls. The term Hazardous Materials shall include: (i)  the designations of “hazardous material” and/or “hazardous waste” pursuant to Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente, (ii) the lists or characterizations as “hazardous” under Mexican Official Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993, (iii) the designation of “hazardous waste” under Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos and its Regulations, and/or (iv) in general any other waste, material or substance that is of a corrosive, reactive, explosive, toxic, flammable or infectious nature pursuant to the Environmental Laws, including but not limited to radon gas, asbestos, friable asbestos, asbestos containing materials, lead and lead based paint, mold, polychlorinated biphenyls, urea formaldehyde foam insulation, underground or above-ground storage tanks, whether empty or containing any substance and “jales”.

(jj)

“Law” or “Laws” means all applicable domestic and foreign national, federal, state and local Laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

(kk)

“Liabilities” means: (i) any and all penalties, costs, Losses, damages, judgments, settlements, disbursements, expenses, fees, obligations, debts, duties, judgments and other liabilities howsoever characterized, whether known or unknown, accrued or unaccrued, actual, contingent or otherwise, and any and all actions, claims, contests, suits, proceedings, demands and other judicial or administrative actions seeking to impose any of the foregoing; and (ii) Environmental Liabilities.

(ll)

“LIBOR” means for any month the London Inter-Bank Offered Rate for the 90 day period as published in the London Financial Times on the first day of that month.

(mm)

“Losses” means any and all costs and expenses (including, without limitation, attorneys’ fees, expert witness fees, court costs, penalties and fines) actually incurred by OpCo, the Company or a Shareholder, and including, without limitation, costs and expenses actually incurred by OpCo, the Company or a Shareholder with respect to Liabilities.

(nn)

“Minera Delta” means Minera Delta S.A. de C.V.

(oo)

“Mining” means the mining, exploiting, extracting, producing, handling, beneficiating, concentrating, treating, heap leaching, milling, smelting, refining or other processing of Products, regardless of the method, and includes the production of refinable concentrates and the sale and marketing or other distribution thereof, and all related compliance with Environmental Laws, including all reclamation after cessation of extracting operations.

(pp)

“Net Smelter Returns Royalty” means a net smelter returns royalty calculated as provided in Schedule C, which may be payable to a Royalty Holder as provided by Sections 10.10 or 11.1.

(qq)

“Non-Diluting Shareholder” means a Shareholder other than the Diluting Shareholder as described in Section 10.6.

(rr)

“Notices” has the meaning assigned to it in Section 18.1.

(ss)

“Offeree” is defined in Section 15.3 of this Agreement.

(tt)

“Offeror” is defined in Section 15.3 of this Agreement.

(uu)

“OpCo” means the Mexican corporation which will be incorporated and organized in accordance with Section 1.6, which shall be, directly and indirectly, a wholly owned subsidiary of the Company and shall hold 100% of all right, title and interest in and to the Properties.

(vv)

“Operations” means all activities carried out by OpCo, the Company or the Shareholders in respect of the Properties, including Exploration, Development and Mining and includes without limiting the foregoing the preparation or obtaining of pre-feasibility, feasibility, engineering or other studies or reports on or with respect to the Properties.

(ww)

“Ownership Interest” means the percentage interest representing the ownership interest of a Shareholder in the Company as evidenced by the Shareholder’s equity in the Company and any loans by the Shareholder to the Company, as such interest may from time to time be adjusted hereunder.  The Shares of the Company will be owned by each Shareholder in accordance with and in proportion to its Ownership Interest, as provided in Section 6.1. Ownership Interests shall be calculated to five decimal places and rounded to four (e.g., 1.51119% rounded to 1.5112%).  Decimals of .00005 or more shall be rounded up to .0001; decimals of less than .00005 shall be rounded down.  The initial Ownership Interests of the Shareholders are set out in Section 6.1.

(xx)

“Party” means a party to this Agreement.

(yy)

“Penõles Claim” means exploration claim named Aguila 16, title number 227658 convering 27.9769 hectares located in Urachi, Chihuahua, Mexico registered to Minera La Parrena, S.A. de C.V.

(zz)

“Permits” is defined in Section 16.2(g).

(aaa)

“Person” means any individual, firm, partnership, joint venture, trust, corporation, limited liability company, unincorporated organization, estate or other business entity (including a Governmental Authority).

(bbb)

“Production Decision” means a decision by the Board to commence Development of a mine for the Properties in accordance with the Feasibility Study.

(ccc)

“Products” means all ores, minerals, concentrates and mineral resources produced from the Properties under this Agreement.

(ddd)

“Program” means a description in reasonable detail of Operations to be conducted and objectives to be accomplished during a Budget Period.

(eee)

“Properties” means the Concessions and any extensions or renewals thereof, and any and all surface, water, access and other non-mineral rights of and to any lands wholly or partially within the Area of Interest held by or for OpCo including surface and access rights, water rights or other rights of any kind, subject to such additions or reductions from time to time as contemplated in Sections 19.3 and 19.4 respectively; Existing Data; and all associated machinery, equipment and infrastructure.

(fff)

“Project Financing” means any financing approved by the Board and obtained by the Company or OpCo for the purpose of placing a deposit of Products situated on the Properties or Area of Interest into commercial production, but shall not include any such financing obtained individually by either Shareholder to finance payment or performance of its obligations under this Agreement.

(ggg)

“Royalty Holder” has the meaning assigned to it in Schedule C.

(hhh)

“Second Option” has the meaning assigned to it in Section 7.2(a).

(iii)

“Shareholder” and “Shareholders” means AEM or GGR or any permitted successor or assign of AEM or GGR (and for the avoidance of doubt includes AEM prior to the acquisition of an Ownership Interest pursuant to Section 7.1).

(jjj)

“Shares” means common shares in the capital of the Company.

(kkk)

“Sole Funding Period” means the period beginning on the date of this Agreement and ending on the date of exercise of the Second Option or such earlier date on which AEM gives Notice under Section 8.6 to terminate sole funding.

(lll)

“Taxes” means taxes and governmental assessments of any nature, including without limitation, income taxes, ad valorem taxes, stamp taxes, transfer taxes, VAT, withholding taxes, imposts, duties, levies, charges and other payments to any Governmental Authorities, whether domestic or foreign and otherwise.

(mmm) “Transfer” means, when used as a verb, to sell, grant, assign, encumber, pledge, dispose of or to commit to do any of the preceding; and when used as a noun, a sale, grant, assignment, encumbrance, pledge, disposal or a commitment to do any of the preceding.

(nnn)

“TSX-V” means the TSX-Venture Exchange.

(ooo)

“TSX-V Approval” means the approval of this Agreement by the TSX-V as required pursuant to its policies for one or more of the transactions contemplated by this Agreement.

(ppp)

“TSX-V Approval Date” means the date on which the TSX-V Approval has been obtained.

(qqq)

“$” means United States dollars.

1.2

Schedules

Attached to and forming part of this Agreement are the following Schedules:

Schedule A

-

Concessions

Schedule B

-

Accounting Procedure

Schedule C

-

Net Smelter Returns Royalty

1.3

Captions and Gender of Terms

The captions and headings of this Agreement are for convenience only and do not affect, limit or amplify the provisions hereof. Words of one gender shall include the other gender.

1.4

Control Over other Persons

Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise all rights and powers of Control over the affairs of any other Person over whom it is able to exercise such Control (whether directly or indirectly) in order to secure performance of the obligation.

1.5

TSX-V Approval

(a)

This Agreement is subject to TSX-V Approval.

(b)

GGR shall submit this Agreement to the TSX-V for approval forthwith, and shall copy AEM with a copy of its submission and a copy of the TSX-V Approval when obtained.

(c)

If the TSX-V Approval is not obtained within four weeks of the date of this Agreement, either Party may terminate this Agreement in which event AEM will be released from all obligations under this Agreement and GGR will also be so released unless GGR was reasonably capable of causing such condition to be fulfilled or has breached any of its covenants or obligations in or under this Agreement.

1.6

Incorporation of OpCo

(a)

AEM will use reasonable commercial efforts to procure the incorporation and organization of OpCo as a corporation (S.A. de C.V.) under the laws of Mexico in accordance with the following:

(i)

the bylaws and other constating documents shall not be inconsistent with the provisions of this Agreement;

(ii)

initially 1,000 shares shall be issued, 999 to and in the name of the Company and one to and in the name of an individual nominated by the Company; such individual will hold the share in trust for the Company and a copy of the document evidencing such shall be provided to each Shareholder; and

(iii)

the board of directors shall consist of one individual, a sole administrator, nominated by the Board.

(b)

If in spite of AEM’s reasonable commercial efforts OpCo has not been incorporated and organized in accordance with Section 1.6(a) within 45 days of the date of this Agreement, this Agreement will automatically terminate unless extended in writing by the Parties in which event:

(i)

both Parties will be released from their respective obligations under this Agreement; and

(ii)

AEM will perform its obligations provided in Section 8.7.

(c)

AEM shall be responsible for all costs and expenses incurred to incorporate and organize OpCo in accordance with the foregoing.

1.7

Title to Properties

(a)

GGR shall:

(i)

upon the incorporation of OpCo, cause Minera Delta to execute all assignments, transfers and other documentation necessary to assign and transfer the Concessions to OpCo;

(ii)

within ten days after Minera Delta has executed the documents required by Section 1.7(a)(i) cause such assignments, transfers and other documentation to be submitted for registration in the appropriate Public Registry of Mining in Mexico; and

(iii)

use commercially reasonable efforts at its expense to procure within 180 days of submission for registration the registration of all such assignments, transfers and other documentation.

GGR may at AEM’s expense utilize AEM’s Mexican counsel for these purposes.

(b)

If in spite of GGR’s commercially reasonable efforts the assignments, transfers and other documentation referred to in Section 1.7(a) have not been registered in the appropriate Public Registry of Mining in Mexico within 180 days of the date they are submitted for registration, AEM may by giving Notice to GGR terminate this Agreement in which event:

(i)

AEM will be released from all obligations under this Agreement and GGR will also be so released unless GGR has breached any of its covenants or obligations in or under this Agreement; and

(ii)

GGR will reimburse AEM for all Expenditures which it incurs between the date of execution of this Agreement and the date of termination.

(c)

If and when from time to time requested by AEM, GGR shall also procure the assignment and transfer to OpCo of any licences or permits held by GGR or Minera Delta which may be required by OpCo to carry out Operations.

2.

COMPANY’S PURPOSES

2.1

Purposes

The Company is formed for the following purposes and shall serve as the exclusive means by which such purposes are accomplished by the Company and the Shareholders:

(a)

to cause OpCo to conduct Exploration of the Properties and within the Area of Interest;

(b)

to oversee and manage OpCo’s conduct of Operations;

(c)

to acquire additional properties within the Area of Interest;

(d)

to evaluate the possible Development and Mining of the Properties;

(e)

to cause OpCo to engage in Development and Mining of the Properties; and

(f)

to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

The Company shall serve as the exclusive means by which the Shareholders and their respective Affiliates shall accomplish any of the purposes of the Company as set forth herein. Notwithstanding the foregoing provisions of this Section 2.1, neither Shareholder nor their respective Affiliates will engage in mineral exploration or exploitation activities or acquire directly or indirectly any rights to or interests in minerals or water or other property within the Area of Interest or interfere with, hinder or take any action outside the Properties inconsistent with the exercise of access rights by the Company.

2.2

Limitation

Unless the Shareholders otherwise agree in writing, the Business of the Company shall be limited to the purposes described in Section 2.1, and nothing in this Agreement shall be construed to enlarge such purposes.

2.3

Status of OpCo

OpCo is and shall be the holder of all rights and the obligor to all obligations imposed on it by the Mining Law of Mexico and the regulations thereunder, as the sole legal and beneficial recorded owner of the Concessions.

2.4

Action by Directors Consistent with Agreement

AEM and GGR shall each cause the directors of the Company that it elects to cast all votes and take all other actions in their capacities as directors in a manner consistent with this Agreement and so as to implement its terms and intent. AEM and GGR will each immediately remove or cause the removal of any director who acts in any manner that is inconsistent with the terms and conditions of this Agreement.  Any action or failure to act by a director, that would be a breach of this Agreement if taken by a Shareholder, shall be deemed a breach of this Agreement by the Shareholder that elected the director.

2.5

Controlling Terms

In the event of any inconsistency between the terms and conditions of the articles of the Company and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be determinative.

3.

RELATIONSHIP OF THE SHAREHOLDERS OF THE COMPANY

3.1

No Agency

Nothing contained in this Agreement shall be deemed to constitute any Shareholder the partner or joint venturer of the other, to create any fiduciary relationship between them, nor, except as otherwise herein expressly provided, to constitute any Shareholder the agent or legal representative of any other.  No Shareholder shall have any authority to act for or to assume any obligation or responsibility on behalf of any other Shareholder in its individual capacity, except as otherwise expressly provided herein.  Each Shareholder shall indemnify, defend and hold harmless the General Manager, the other Shareholder and its Affiliates, their directors, managers, officers, employees, agents, attorneys (acting under power of attorney), and the directors of the Company elected by the indemnified Shareholder from and against any and all Liabilities arising out of any act or assumption of liability by the indemnifying Shareholder, or any of its directors, managers, officers, employees, agents or attorneys (acting under power of attorney) or the managers of the Company elected by it done or undertaken, or apparently done or undertaken, on behalf of the other Shareholder, except pursuant to authority expressly granted in this Agreement.  Nothing in this Section 3.1 shall be deemed to lessen any power or authority, express or implied, of the General Manager or of any manager, officer or committee of the Company.

3.2

Other Business Opportunities

Except with respect to the Properties or as expressly provided in this Agreement and except that no Shareholder shall interfere with, or create access or infrastructure impediments or Encumbrances on any access or infrastructure needed by the Company to conduct the Business under this Agreement, each Shareholder and its Affiliates shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Company, without consulting the other.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to the Business nor to any other activity, venture, or operation of any Shareholder.  Except for the foregoing, no Shareholder shall have any obligation to the Company or any other Shareholder with respect to any opportunity to acquire any property or water rights outside the Properties or the Area of Interest at any time, or, except as provided in Section 14.2, within the Properties or the Area of Interest after the termination or liquidation of the Company.  Unless otherwise agreed in writing, neither the General Manager nor any Shareholder shall have any obligation to mill, beneficiate or otherwise treat any Products or the other Shareholder’s share of Products in any facility owned or controlled by the General Manager or such Shareholder.

3.3

Transactions with Affiliates

The Company or the General Manager may contract with an Affiliate of a Shareholder to provide services, supplies, equipment or machinery hereunder, provided that it shall do so on terms no less favourable than would be the case with unrelated persons in arm’s length transactions. The Company or the General Manager, as the case may be, shall forthwith give Notice to the other Shareholder of any contract with an Affiliate of a Shareholder.  The Notice shall include copies of any written agreements, the total cost of the contract, and all other applicable details with respect to the contract ensuring full disclosure of the nature of the transaction to the other Shareholder.

3.4

Financial Matters

The General Manager shall be responsible for preparing and filing tax returns for the Company and OpCo and shall provide to the Shareholders copies of any tax filings made. Each Shareholder shall be responsible for preparing and filing its own tax returns. At the end of the Sole Funding Period the General Manager shall, if AEM does not exercise the First Option, provide audited consolidated financial statements of the Company to the Shareholders.

3.5

Waiver of Rights to Partition

The Shareholders hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including a full waiver of any such rights provided by Law or in equity.

3.6

Bankruptcy of a Shareholder

A Shareholder shall cease to have any power as a Shareholder or Manager or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of such Shareholder, and its successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in Article 15, and shall be liable for all obligations of the Shareholder under this Agreement. In no event, however, shall a personal representative or successor become a substitute Shareholder unless the requirements of Article 15 are satisfied.

3.7

Implied Covenants

There are no implied covenants contained in this Agreement, or in any other document executed pursuant to this Agreement.

3.8

No Hedging

No hedging transaction shall be entered into by or on behalf of the Company or OpCo except as otherwise agreed to by the Shareholders or required by lenders pursuant to Project Financing and any so agreed or required shall comply with the policies and procedures approved by the Board.

3.9

Limitation of Liability

The Shareholders shall not be required to make any contribution to the Liabilities or the capital of the Company or otherwise except as otherwise provided in this Agreement as a Program and Budget, nor shall the Shareholders in their capacity as Shareholders or General Manager be bound by, or liable for, any debt, Liability or obligation of the Company whether arising in contract, tort, or otherwise, except as expressly provided by this Agreement with respect to its pro rata share of an adopted Program and Budget, or as specifically agreed in writing by such Shareholder.

3.10

Indemnities

The Company may, and shall have the power to, indemnify and hold harmless any Shareholder or General Manager or other person from and against any and all Liabilities arising from or related to the Business or otherwise to the full extent permitted by Law.

3.11

No Third Party Beneficiary Rights

This Agreement shall be construed to benefit the Shareholders and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other private or public Person including without limitation, any governmental organization or agency.

3.12

Liability Several

The rights, duties, obligations, and liabilities of each Shareholder under this Agreement shall be several and not joint or collective.

3.13

No Fiduciary Duties

The directors of the Company are responsible to, and bound to represent the interests of, the Shareholder of the Ownership Interest that caused their election.  Subject to Section 2.4, it shall not be a breach of fiduciary duty or of any term or condition of this Agreement for a director of the Company in discharging his or her responsibilities under this Agreement to place the interests of the Shareholder that elected him or her above the interests of the other Shareholder.

3.14

Labour Responsibilities

Under no circumstance shall AEM be considered as an Affiliate, mandatory or agent, or in any way related to GGR or any employee or personnel hired by GGR.  Additionally, GGR will not be considered as an Affiliate, mandatory or agent, or in any way related to AEM with respect to the personnel or any employee hired by AEM.

3.15

Incorporation of Company

AEM shall be responsible for all costs and expenses incurred to incorporate and organize the Company.

4.

BOARD OF DIRECTORS

4.1

Organization and Composition

The Company shall be managed by a Board consisting of three directors.  During the Sole Funding Period, all of the directors shall be nominees of and appointed by AEM. After the Sole Funding Period two directors shall be appointed by the Shareholder with the majority Ownership Interest and one director shall be appointed by the Shareholder with the minority Ownership Interest. Each Shareholder may each also appoint one or more alternate directors to the Board to act in the absence of one or more of its elected regular directors.  Any alternate when so acting shall be deemed a member of the Board.  Each Shareholder shall give Notice to the other of the appointment of its directors and alternates.  If a Shareholder’s Ownership Interest is reduced from a majority position to a minority position hereunder, that Shareholder will immediately cause one of its two appointed directors to resign.   If a Shareholder’s Ownership Interest is reduced to 10% or less, that Shareholder will immediately cause all of its then appointed directors to resign.   The other Shareholder whose Ownership Interest is increased to a majority position will be entitled to appoint a replacement director for the resigning director such that its appointees reflect a majority of the Board. The Shareholder appointing the majority of the directors shall appoint the Chairman of the Board. The Chairman of the Board, or in his absence, his alternate, shall conduct all Board meetings. The procedures for Board meetings shall be as determined by the Board.

4.2

Powers

The Board shall have power and authority over the business and affairs of the Company as provided in this Agreement and will have the responsibility, subject to the terms and conditions of this Agreement, to determine overall policies, objectives, procedures, methods, Operations and actions for the Company. The Board shall also have power and authority, but not the obligation, to raise Project Financing in the name of the Company or OpCo and to authorize the Company to mortgage the Assets for that purpose.

4.3

Decisions

Each director shall have one vote. All decisions of the Board shall be by simple majority including without limitation the following:

(a)

the approval of Programs and Budgets;

(b)

the appointment of officers of the Company;

(c)

the declaration, form, manner and timing of any distributions by the Company to the Shareholders;

(d)

the form in which additional contributions shall be made by the Shareholders pursuant to Section 12.2;

(e)

the exercise of the votes attached to the shares of OpCo held by the Company;

(f)

any and all other actions which may be taken by OpCo; and

(g)

any other matter referred to in this Agreement as requiring a decision by the Board.

4.4

Situations in which Directors Must Abstain from Voting.

Notwithstanding any other provision in this Agreement and the actual Ownership Interests of the Shareholders if a Shareholder defaults:

(a)

in making a contribution to an Adopted Program and Budget in which, pursuant to Section 10.5 of this Agreement it has elected to participate or is deemed to have elected to participate;

(b)

in repaying a Default Loan upon demand pursuant to Section 11.1;

(c)

in making a contribution in the manner and amount and at the times specified in Section 12.2; or

(d)

under any other material provision of this Agreement or a Default Loan,

the directors appointed by the defaulting Shareholder shall abstain from all voting and the presence of the directors appointed by the non-defaulting Shareholder shall constitute a quorum of any meeting of the Board if notice was given as provided in Section 4.5, unless and until such default is cured to the reasonable satisfaction of the non-defaulting Shareholder (at which time the Board voting shall revert back).

4.5

Meetings of Board

During the Sole Funding Period meetings of the Board are not required and thereafter shall be held quarterly on a date to be determined by the Board and specified in the Notice of such meeting.  Special meetings of the Board may be called by any director on seven days prior Notice.  In case of emergency, reasonable notice of a special meeting shall suffice.  There shall be a quorum if Notice was given as provided in this Section 4.5 and at least one director representing the Shareholder with the majority of the Board Votes is present.  Subject to the provisions of this Section 4.5, meetings of the Board may be held at such place or places as shall from time to time be determined by the Board and designated in the Notice of meeting.  The Chairman of the Board, or his or her alternate, shall act as chairman and secretary of the meeting of the Board.  The director calling a special meeting, and the Chairman of the Board with respect to regularly scheduled meetings, shall prepare a reasonably detailed agenda, which shall specifically identify any major proposed changes to operating procedures.  The agenda shall accompany the Notice of the Board meetings and be sent to the directors at least seven days prior to a special meeting and at least 15 days prior to a regularly scheduled quarterly meeting, but any matters may be considered with the consent of all Shareholders.

4.6

Action without Meeting in Person

In lieu of meetings in person, the Board may conduct meetings by conference telephone where all participants can hear each other and/or video conference.  The Board may also take actions in writing signed by all of the directors of the Board in which case meetings of the Board will not be required.

4.7

Board of Directors of OpCo

The board of directors of OpCo shall consist of one director, a sole administrator, selected by the Board and appointed by the Company.

5.

GENERAL MANAGER

5.1

Appointment of the General Manager

AEM is hereby appointed as the General Manager with overall responsibility to manage and carry out Operations.  AEM hereby agrees to serve as General Manager until it resigns as provided in Section 5.5 or is replaced pursuant to Section 5.6.

5.2

Delegation of Authority to the General Manager

At the first meeting of the Board and at the first meeting of the board of directors of OpCo, the powers and duties prescribed in Section 5.3 shall be formally delegated to the General Manager by the execution of such powers of attorney as may be requisite.

5.3

Rights and Duties of General Manager

Subject to the terms and provisions of this Agreement, the General Manager shall have the following rights and duties which shall be discharged in accordance with Adopted Programs and Budgets and under the general guidance of the Board:

(a)

The General Manager shall manage, direct and carry out Operations, and shall prepare and present to the Board proposed Programs and Budgets as provided in Article 10.

(b)

The General Manager shall, through the Company, implement the decisions of the Board and shall make all expenditures necessary to carry out Adopted Programs and Budgets, and shall promptly advise the Board if it lacks sufficient funds to carry out its responsibilities under this Agreement and of any change in Operations which the General Manager considers material.

(c)

The General Manager shall:

(i)

purchase or otherwise acquire for the Company and/or OpCo all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

(ii)

obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and

(iii)

keep the Assets free and clear of all Encumbrances, except for those existing at the time of, or created concurrently with, the acquisition of such Assets, or mechanic’s or materialmen’s liens which shall be contested, released or discharged in a diligent manner, or Encumbrances specifically approved by the Board.

(d)

The General Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the General Manager.

(e)

The General Manager shall:

(i)

make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; and

(ii)

pay all Taxes, assessments and like charges on Operations and Assets except Taxes determined or measured by the Shareholders’ sales revenue or income.

If authorized by the Board, the General Manager shall have the right to contest in the courts or otherwise, the validity or amount of any Taxes, assessments or charges if the General Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the General Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the General Manager shall be required to pay them, but in no event shall the General Manager permit or allow title to the Assets to be lost as the result of the non-payment of any Taxes, assessments or like charges.

(f)

The General Manager shall:

(i)

apply for all necessary permits, licenses and approvals to carry out Operations;

(ii)

comply with applicable Laws in all substantial respects;

(iii)

notify promptly the Board of any allegations of substantial violation thereof; and

(iv)

prepare and file all reports or notices required for Operations.

The General Manager shall not be in breach of this Section 5.3(f) if a violation has occurred and the General Manager in a timely fashion takes such steps as might be available to remedy the violation or to prevent its recurrence or disposes of the same through payment of fines or penalties imposed in accordance with the Law and the cost thereof shall be charged to the Business Account.

(g)

The General Manager shall prosecute and defend as it considers appropriate, but shall not initiate without consent of the Board, all litigation or administrative proceedings arising out of Operations.  The Board shall approve in advance any settlement involving payments (except for fines or penalties), commitments or obligations in excess of $100,000 in cash or value.

(h)

The General Manager shall obtain and maintain for itself, OpCo and the Company such insurance, with such limits and deductibles, as would normally be maintained by a reasonably prudent operator in the circumstances, either by way of a separate policy or the extension of coverage under a “blanket” policy maintained by an Affiliate of the General Manager, and the cost thereof shall be charged to the Business Account.

(i)

The General Manager shall have the right, subject to Section 5.9 below, to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.  Notice of any responsibility to be carried out by any Affiliate shall be provided to the other Shareholder.  The Notice shall include copies of any written agreements, cost, and all other applicable details with respect to the responsibility ensuring full disclosure of the nature of the transaction to the other Shareholder.

(j)

The General Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with Applicable Accounting Standards.

(k)

The General Manager shall keep the Shareholders advised of all Operations by submitting in writing to each Shareholder a brief monthly report during active Operations and a detailed report within 90 days after completion of each Program and Budget.  The detailed report shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs. At all reasonable times the General Manager shall provide the Board or the representatives of each Shareholder access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations.  Such material and information concerning or derived from the Operations shall be kept confidential and, except to the extent required by applicable Law or the rules of any stock exchange, shall not be disclosed to any person other than an Affiliate without the prior consent of all Shareholders, which consent shall not unreasonably be withheld. Each Shareholder agrees that its use of or reliance on such material and information shall be at its sole risk and further agrees to indemnify, defend and hold harmless the General Manager and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, managers, officers, shareholders, employees, agents and attorneys (acting under power of attorney), from and against any and all Liabilities, including reasonable legal fees, which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from use of or reliance on such material and information by the receiving Shareholder, or any third party to whom the receiving Shareholder discloses such material and information.  The General Manager makes no representation or warranty as to the completeness or accuracy of any material or information disclosed hereunder.

(l)

The General Manager shall allow each Shareholder, at such Shareholder’s sole risk and expense, and subject to the General Manager’s safety regulations, to inspect the Assets and Operations at all reasonable times, so long as such Shareholder does not unreasonably interfere with Operations.  Such Shareholder agrees to indemnify, defend and hold harmless the General Manager and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, managers, officers, shareholders, employees, agents and attorneys (acting under power of attorney), from and against any and all Liabilities, including reasonable legal fees, which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from the entry of, presence or activities of such Shareholder and/or its agents and representatives on the Properties, including without limitation bodily injury or death at any time resulting therefrom and damage to property sustained by any person or persons, unless the Liabilities are caused by the gross negligence or wilful misconduct of the General Manager.

(m)

The General Manager shall undertake all other activities reasonably necessary to fulfil the foregoing.

The General Manager shall not be in default of any duty under this Section 5.3 if its failure to perform results from the failure of the other Shareholder to perform acts or to contribute or pay amounts required of it by this Agreement.

5.4

Standard of Care

The General Manager shall conduct all Operations in a good, workmanlike and efficient manner, in substantial accordance with sound mining and other applicable industry standards and practices, and in substantial accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets.  The General Manager shall not be liable to the Company or the other Shareholder for any act or omission resulting in damage or loss unless the same is a result of the General Manager’s, or any Affiliate’s, wilful misconduct or negligence.

5.5

Resignation of General Manager

The General Manager may resign upon one month’s prior Notice to the Shareholders, in which case the Board will appoint a new General Manager.

5.6

Replacement of General Manager

After the Sole Funding Period, the Board may, upon majority approval of the Shareholders which are not Affiliates of the General Manager and giving notice to the General Manager, remove the General Manager, effective the date designated by the Board, if:

(a)

The General Manager is in material default under this Agreement and fails to cure such default, or to commence bona fide curative measures, within 30 days of receiving notice of the default from a Shareholder.

(b)

The Ownership Interest of the General Manager and its Affiliates is reduced so that it is not the single largest Ownership Interest.

(c)

The General Manager makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver for all or substantially all of its property, or files a petition in bankruptcy or for a reorganization under the appropriate bankruptcy legislation, or is adjudicated bankrupt or insolvent.

(d)

A court order is entered, without the consent of the General Manager, appointing a receiver or trustee for all or substantially all of its property or approving a petition in bankruptcy or for a re-organization pursuant to the appropriate bankruptcy legislation or for any other judicial modification or alteration of the rights of creditors.

5.7

Transition to new General Manager

Upon ceasing to be General Manager, the former General Manager shall forthwith deliver to the new General Manager:

(a)

Custody of the Assets and any books and records pertaining to the Assets, which it prepared or maintained in its capacity as General Manager.

(b)

Such documents as may be necessary to transfer the operating authority of all bank accounts used for the conduct of the Operations.

(c)

Such other documents and instruments relating to OpCo, the Company or otherwise related to this Agreement as are reasonably necessary to transfer all of the rights, responsibilities, duties and status as General Manager held by the previous General Manager.

The new General Manager shall assume all of the rights, responsibilities, duties, and status of the previous General Manager as provided in this Agreement.  The new General Manager shall have no obligation to hire any person employed by the former General Manager in connection with the Operations at the date it resigns or is removed.

5.8

Payments to General Manager

The Company will compensate the General Manager for its services and reimburse the General Manager for its costs hereunder in accordance with the Accounting Procedure.

5.9

Transaction with Affiliates

The General Manager may engage Affiliates to provide services, supplies, equipment or machinery hereunder, provided that it shall do so on terms no less favourable than would be the case with unrelated persons in arm’s length transactions.  The General Manager shall forthwith give Notice to Shareholders if it engages an Affiliate to provide services, supplies, equipment or machinery.  The Notice shall include copies of any written agreements, the total cost of the engagement, and all other applicable details with respect to the engagement ensuring full disclosure of the nature of the transaction to the Shareholders

5.10

Activities Absent Approved Plan and Budget

If the Board for any reason fails to adopt a Program and Budget, then subject to the contrary direction of the Board and to the receipt of necessary funds, the General Manager shall continue Operations at levels necessary to maintain and protect the Assets and to comply with all contractual and regulatory obligations related thereto.  The Shareholders shall be obligated to fund such Operations until a new Program and Budget has been adopted.  For purposes of determining the required contributions of the Shareholders and their respective Ownership Interests, the last adopted Program and Budget shall be deemed to have been extended.

5.11

Independent Contractor

After the Sole Funding Period, the General Manager is and shall act as an independent contractor and not as the agent of the other Shareholder.  The General Manager shall maintain complete control over its employees and all of its subcontractors with respect to performance of the Operations.  Nothing contained in this Agreement or any subcontract awarded by the General Manager shall create any contractual relationship between any subcontractor and the other Shareholder.  The General Manager shall have complete control over and supervision of Operations and shall direct and supervise the same so as to ensure their conformity with this Agreement.

6.

OWNERSHIP INTERESTS

6.1

Ownership Interests of Shareholders

The Ownership Interest of each Shareholder is the equitable and beneficial ownership right and interest of the Shareholder in the Company, including but not limited to the Company’s profits and capital.  The Shares of the Company shall be held by each of the Shareholders in proportion to its Ownership Interest. The Ownership Interests of the Shareholders shall be adjusted as provided in this Agreement.  On the Effective Date AEM has a 0% Ownership Interest and GGR has a 100% Ownership Interest.

6.2

Changes in Ownership Interests

A Shareholder’s Ownership Interest shall be changed as follows:

(a)

as provided in Article 7;

(b)

upon an election by a Shareholder pursuant to Section 10.6 to contribute less to an Adopted Program and Budget than the amount corresponding to its Ownership Interest;

(c)

as provided in Section 10.10 or Section 11.1;

(d)

by transfer by a Shareholder of less than all of its Ownership Interest in accordance with Article 15; or

(e)

by acquisition of the Ownership Interest of the other Shareholder, however arising.

Upon any change in the Shareholder’s Ownership Interests, the Shareholder’s respective Equity Account balance shall be adjusted to the extent necessary such that each Shareholder’s Equity Account balance equals the same percentage of the aggregate Equity Account balances of all Shareholders as their respective Ownership Interests after such change.

6.3

Changes in Ownership of Shares.

If the Ownership Interests of the Shareholders are changed, the ownership of the Shares of the Company and the right to repayment of any loans by Shareholders to the Company shall also be changed in the manner set forth in Section 10.11 to correspond to the changed Ownership Interests.

6.4

Additional Cash Contributions

After the Sole Funding Period, any further contributions to the Company shall be contributed by the Shareholders in proportion to their then respective Ownership Interests, as provided in Articles 10, 11 and 12.

7.

OPTIONS FOR AEM TO ACQUIRE OWNERSHIP INTERESTS

7.1

Option to acquire 51%

(a)

GGR hereby grants to AEM the irrevocable, sole and exclusive right and option (the “First Option”) exercisable in the manner described in Section 7.1(b) to acquire from GGR a 51% Ownership Interest in the Company.  Upon exercise of the First Option, GGR’s Ownership Interest in the Company will be reduced to 49%.

(b)

In order to exercise the First Option AEM must:

(i)

incur Expenditures of not less than $500,000 before the first anniversary of the Effective Date;

(ii)

incur Expenditures of an additional $750,000 before the second anniversary of the Effective Date;

(iii)

incur Expenditures of an additional $1,000,000 before the third anniversary of the Effective Date;

(iv)

incur Expenditures of an additional $1,250,000 before the fourth anniversary of the Effective Date;

(v)

incur Expenditures of an additional $1,500,000 before the fifth anniversary of the Effective Date;

for total Expenditures of not less than $5,000,000.

(c)

Upon AEM satisfying the requirements in Section 7.1(b) and, within six months after doing so, giving GGR Notice of exercise of the First Option, AEM shall without any further payment or action be deemed to have exercised the First Option and it will thereupon acquire and be deemed to have acquired and be vested with a 51% Ownership Interest in the Company. GGR shall be deemed to transfer sufficient Ownership Interest held by it to achieve the foregoing or, at the election of AEM, the Company shall issue to AEM for no additional consideration sufficient Ownership Interests to achieve the foregoing. The Equity Account of AEM shall be credited with the amount of its Expenditures under this Section 7.1 and the Equity Account of GGR shall be adjusted accordingly such that each Shareholder’s Equity Account balance equals the same percentage of the aggregate Equity Account balances of all Shareholders as their respective Ownership Interests after such change.

(d)

AEM may at any time let the First Option lapse by not exercising it in accordance with Section 7.1(c) or by not satisfying the requirements in Section 7.1(b), whereupon the First Option and this Agreement will terminate and AEM will not acquire or retain any Ownership Interest.

7.2

Option to acquire Additional 20%

(a)

GGR hereby grants to AEM the irrevocable, sole and exclusive right and option (the “Second Option”) exercisable in the manner described in Section 7.2(b), to acquire an additional 20% interest in the Company, in addition to the 51% Ownership Interest that may be acquired on the exercise of the First Option (for an aggregate 71% Ownership Interest). Upon exercise of the Second Option, GGR’s Ownership Interest in the Company will be reduced to 29%.

(b)

In order to exercise the Second Option AEM must:

(i)

have exercised the First Option;

(ii)

incur Expenditures of not less than:

A.

$1,500,000 before the sixth anniversary of the Effective Date;

B.

an additional $1,500,000 before the seventh anniversary of the Effective Date;

C.

an additional $1,500,000 before the eighth anniversary of the Effective Date; and

D.

an additional $1,500,000 before the ninth anniversary of the Effective Date;

for total Expenditures under this Section 7.2(b)(ii) of not less than $6,000,000; and

(iii)

either prepare a Feasibility Study on or before the ninth anniversary of the Effective Date or incur Expenditures of not less than:

A.

an additional $1,000,000 before the tenth anniversary of the Effective Date;

B.

an additional $1,000,000 before the eleventh anniversary of the Effective Date;

C.

an additional $1,000,000 before the twelfth anniversary of the Effective Date; and

D.

an additional $1,000,000 before the thirteenth anniversary of the Effective Date;

for total Expenditures under this Section 7.2(b)(iii) of not less than $4,000,000 (and total Expenditures under Section 7.2(b)(ii) and this Section 7.2(b)(iii) of not less than $10,000,000).

(c)

Upon AEM complying with the provisions of Section 7.2(b) and, within six months of doing so, giving GGR Notice of exercise of the Second Option, AEM shall without any further payment or action be deemed to have exercised the Second Option and it will thereupon acquire and be deemed to have acquired and be vested with a an additional 20% interest in the Company, in addition to the 51% Ownership Interest acquired on the exercise of the First Option for an aggregate 71% Ownership Interest. GGR shall be deemed to transfer sufficient Ownership Interest held by it to achieve the foregoing or, at the election of AEM, the Company shall issue to AEM for no additional consideration sufficient Ownership Interests to achieve the foregoing. The Equity Account of AEM shall be credited with the amount of its Expenditures under this Section 7.2 and the Equity Account of GGR shall be adjusted accordingly such that each Shareholder’s Equity Account balance equals the same percentage of the aggregate Equity Account balances of all Shareholders as their respective Ownership Interests after such change.

(d)

AEM may terminate the Second Option at any time by giving Notice to GGR or by not satisfying any of the requirements in Section 7.2(b) whereupon the Second Option will terminate and the Ownership Interests of AEM and GGR will be 51% and 49% respectively and the Equity Accounts of each Shareholder will be adjusted accordingly.

7.3

Mandatory Expenditures

Subject to the provisions of Article 9, AEM is obligated to incur the Expenditures referred to in Section 7.1(b)(i).

7.4

Manner of Expenditure

AEM may incur Expenditures pursuant to this Article 7 directly or through the Company or OpCo.

8.

SOLE FUNDING PERIOD

8.1

Sole Funding by AEM

During the Sole Funding Period, AEM will sole fund all Approved Programs, Budgets and Expenditures.

8.2

Force Majeure

If from time to time AEM is prevented by Force Majeure from incurring Expenditures in the amounts and times provided in Sections 7.1 and 7.2 or from preparing a Feasibility Study within the time provided in Section 7.2(b)(iii) then AEM shall have such additional time as is reasonable in the circumstances to incur the Expenditures or to prepare the Feasibility Study.

8.3

Conduct of Operations by GGR

If during the Sole Funding Period:

(a)

AEM apprehends that Operations may not be conducted safely and securely or the conduct of Operations may put individuals at risk for their health, safety or security or property at risk of loss, theft or destruction and AEM anticipates that such Force Majeure will prevent it from incurring Expenditures in the amounts and times provided in Sections 7.1 and 7.2 or from preparing a Feasibility Study within the time provided in Section 7.2(b)(iii);

(b)

at the same time GGR owns mining concessions in the vicinity of the Properties on which the conduct of similar operations are subject to the same risks and, notwithstanding such risks, GGR is itself conducting on those concessions continuous and uninterrupted operations which are similar to the operations which AEM would otherwise be conducting on the Properties; and

(c)

GGR has not previously been in material default under any of the provisions in Section 8.4; GGR is not insolvent; and GGR has the legal right and authorization and the capacity in terms of personnel and expertise to carry out the intended operations on the Properties;

AEM will give Notice to GGR and GGR will have the right, exercisable by Notice to AEM within 30 days of the receipt by GGR of the Notice from AEM, to assume temporarily the conduct of Operations on and subject to the terms in Section 8.4.

8.4

In respect of Operations carried out by GGR pursuant to Section 8.3:

(a)

AEM will notify GGR of the amount of Expenditures and tentative program which it wishes GGR to incur and carry out on its behalf in any ensuing period. GGR will within 30 days provide to AEM, in consultation with AEM, a budget based on such program with a detailed break-down of the costs thereof. AEM will make any revisions to the budget and program which it considers desirable and approve it or request GGR to make revisions to the budget and resubmit it for approval, which GGR will do within 15 days. Once AEM notifies GGR in writing of its agreement to a proposed program and budget, it will be deemed to be adopted by the Board for the purposes of Section 10.1. AEM may by Notice to GGR at any time, reduce the Expenditures to be incurred under a budget and program.

(b)

GGR will request funds from AEM as they are needed to pay invoices for Expenditures, copies of such invoices to be provided with the request. AEM will advance the funds in a timely fashion and GGR will deposit them to a special purpose bank account; any interest thereon will be for the account of AEM; GGR will not commingle the funds so advanced with other moneys; and GGR will not use such funds for any purpose other than to pay such invoices.

(c)

GGR will incur and pay on behalf of AEM such of the Expenditures referred to in Section 7.1 and/or Section 7.2 as it is authorized to incur pursuant to 8.4(a). GGR will incur such Expenditures in a timely fashion so as to enable AEM to exercise the First Option and if applicable the Second Option. Any delay or failure by GGR will be considered Force Majeure so long as no negligence, default or delay on the part of AEM shall have contributed to such delay or failure on the part of GGR.

(d)

GGR will incur Expenditures under adopted budgets and programs strictly in accordance therewith. Any contracts or commitments to be entered into by GGR for that purpose will be subject to AEM’s prior written approval. GGR will not have the authority to exceed the approved budget, to incur Expenditures other than those provided in the budget or to do work not provided in such program.

(e)

All Expenditures incurred by GGR pursuant to this Section will be credited to the Expenditures to be incurred by AEM under Section 7.1 and if applicable Section 7.2.

(f)

GGR will provide to AEM full and unrestricted access to all data derived from the incurring of Expenditures hereunder with copies thereof as requested by AEM. GGR will provide to AEM monthly reports showing in such detail as AEM may request the work performed in connection with the Properties, the results obtained, GGR’s interpretation thereof and the Expenditures incurred. GGR will provide a summary report of all such activities within 60 days of the conclusion of each program of work. AEM may second a project geologist(s) to work with GGR in relation to the Properties and Operations and GGR will be fully cooperative and supportive.

(g)

GGR will forward to AEM with the monthly reports under Section 8.4(f), copies of all invoices for Expenditures incurred and paid in that month by GGR in accordance with this Section, together with evidence of payment and such other information as AEM may reasonably request. AEM will pay GGR a fee of 5% of the salary costs directly incurred by GGR in respect of its own employees in carrying out Operations pursuant to this Section and 3% of the contractor costs directly incurred by GGR in carrying out Operations pursuant to this Section. All such fees will count towards Expenditures by AEM. GGR will not be entitled to any other fee or other payment for carrying out Operations.

(h)

AEM will have the right on reasonable notice to GGR from time to time to audit the books, records and accounts of GGR pertinent to the incurring and payment of Expenditures by it on behalf of AEM.

(i)

GGR in carrying out Operations hereunder shall comply with all applicable Laws, including without limitation, Environmental Laws, and will carry out Operations in a good, workmanlike and efficient manner, in substantial accordance with sound mining and other applicable industry standards and practices, and in substantial accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets, and shall keep the Properties free and clear of Encumbrances resulting from its activities.

(j)

GGR shall indemnify defend and hold harmless AEM and its Affiliates and their respective directors, managers, officers, employees, agents, attorneys (acting under power of attorney), and the directors of the Company elected by AEM from and against any and all Liabilities arising out of, or related to, any operations, acts or omissions of GGR on or with respect to the Properties under this Section.

(k)

GGR will carry out Operations either directly or through the Company or Opco as directed by AEM.

8.5

Termination of GGR’s Operations

If GGR is conducting Operations pursuant to Section 8.4, AEM may terminate GGR’s authority to conduct Operations and GGR will cease conducting Operations and GGR will effect an orderly transition to AEM to enable it to reassume the conduct of Operations if:

(a)

AEM determines in its sole discretion that the Force Majeure has ended; or

(b)

GGR materially defaults under any of the provisions in Section 8.4; GGR becomes insolvent; or GGR ceases to have the legal right and authorization and the capacity in terms of personnel and expertise to carry out the intended operations on the Properties.

8.6

Termination of Sole Funding

AEM may terminate sole funding of Approved Programs and Budgets and the Sole Funding Period at any time by giving Notice to GGR. If GGR is conducting Operations pursuant to Section 8.4 on such termination, it shall cease to do so.

8.7

Actions following Termination

If this Agreement is terminated pursuant to Section 1.6(b) or Section 7.1(d), AEM shall:

(a)

Cause the directors of the Company to immediately resign.

(b)

Immediately deliver to GGR any powers of attorney held pursuant to Section 10.11.

(c)

Pay all outstanding accounts payable incurred or accrued by the Company and OpCo up to and including the date of termination.

(d)

Pay to GGR any reasonable costs to wind up the Company and/or OpCo should GGR decide to do such within six months of the date of termination, such reasonable costs not to exceed $10,000.

(e)

Terminate all contracts, if any, entered into by OpCo and the Company and pay all costs associated with such termination.

(f)

Cause OpCo or the Company to terminate all of its employees, if any, including payment of any severance, termination, statutory holiday pay or other obligations arising in connection therewith.

(g)

Pay such other costs and expenses as may be necessary to ensure the Company and OpCo have no outstanding Liabilities or obligations except for any Permits.

(h)

Deliver at no cost to GGR, not later than 90 days after the termination of this Agreement, copies of all corporate and financial information and data in its possession pertaining to the Company and OpCo.

(i)

Deliver at no cost to GGR, not later than 90 days after the termination of this Agreement, copies of all information and data in its possession pertaining to the Property and results of Operations on the Property not already provided to GGR, including maps, surveys, reports, records, studies, assays, core samples or logs in electronic or printed form, as applicable and available.

9.

ACCELERATION AND NON-OBLIGATION

9.1

AEM may accelerate any or all of the Expenditures contemplated by Sections 7.1 and 7.2.  AEM may at any time prior to the applicable Effective Date anniversary pay to GGR money in lieu of incurring Expenditures under Section 7.1 and Section 7.2 in which event AEM shall be deemed to have incurred additional Expenditures in the same amount as the amount of any such payment and in satisfaction of such of the provisions of Sections 7.1 and 7.2 as indicated by AEM at the time of the making of such payment.  Any Expenditures incurred in excess of the Expenditures to be incurred in any period under Section 7.1 or 7.2 will be carried forward and applied as a credit against the Expenditures to be incurred during the succeeding period or periods.

9.2

Subject to Section 7.3, AEM has the right and option but not the obligation to incur the Expenditures referred to in Section 7.1 and Section 7.2 and to prepare a Feasibility Study and neither anything which AEM might do nor any payment which it makes or Expenditure which it incurs will obligate it to do anything more or to make any further payment or incur any further Expenditures.

10.

PROGRAMS AND BUDGETS

10.1

Operations to be Conducted Pursuant to Programs and Budgets

Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired substantially in accordance with Programs and Budgets adopted by the Board. During the Sole Funding Period, Programs and Budgets shall be deemed to have been adopted by the Board when a copy thereof has been delivered by AEM to GGR. Programs and Budgets shall be designed to set forth in reasonable detail the scope, direction and nature of Operations and establish a fiscal basis for Operations, but are not expected to constitute an enumerated list of each activity and expenditure to be undertaken by the General Manager or of the costs to be incurred and each Program shall be deemed to permit all Expenditures required to permit the General Manager to perform its duties hereunder and the incurring and payment of all costs in relation thereto.

10.2

Presentation of Programs and Budgets

During the Sole Funding Period, Programs and Budgets shall be prepared for such period as AEM may determine. Thereafter, proposed Programs and Budgets shall be prepared by the General Manager for a period of twelve months or any other reasonable period determined by the General Manager.  The first Program and Budget after the Sole Funding Period shall be prepared by the General Manager at such time as it considers appropriate.  During the budgetary period encompassed by any Program and Budget and at least two months prior to its expiration, a proposed Program and Budget for the succeeding budgetary period shall be prepared by the General Manager and submitted to each of the Shareholders.

10.3

Completed Feasibility Study

After a Feasibility Study has been prepared, either by AEM pursuant to Section 7.2(b)(iii) or otherwise, it shall be submitted to the Board with a copy to GGR. The Board shall meet within 120 days of receiving a Feasibility Study to decide whether to make a Production Decision. During this time GGR may provide comments to AEM. If the Board makes a Production Decision, it shall then instruct the General Manager to prepare an overall Program and Budget consistent with the Feasibility Study for all Operations through to the end of Development.  Until Operations have then been completed through to the end of Development, each Program and Budget adopted pursuant to this Article 10 (it being contemplated that the overall Program and Budget will be implemented through incremental Programs and Budgets approved pursuant to this Article 10) shall be consistent with the overall Program and Budget unless the Board otherwise directs.

10.4

Adoption of Programs and Budgets

Within 30 days after submission of any proposed Program and Budget following the Sole Funding Period, the Board shall hold a meeting at which the Board shall:

(a)

Approve the proposed Program and Budget; or

(b)

Propose modifications to the proposed Program and Budget; or

(c)

Reject the proposed Program and Budget.

If at such meeting the Board adopts the proposed Program and Budget or some modification thereof, the Program and Budget thus adopted shall be the Adopted Program and Budget for the ensuing Budget Period.  If at such meeting the Board fails to adopt a Program and Budget, the Board and the General Manager shall, subject to the provisions of Section 5.10, immediately endeavour in good faith to develop a Program and Budget for the ensuing Budget Period which may be adopted by the Board.

10.5

Election to Participate in Programs and Budgets

By Notice to the General Manager within 30 days after the adoption of an Adopted Program and Budget following the Sole Funding Period, and notwithstanding its vote concerning the adoption of a Program and Budget, a Shareholder may elect to contribute to such Adopted Program and Budget (i) fully in proportion to its respective Ownership Interest; (ii) in some lesser amount than its respective Ownership Interest, or; (iii) not at all, in which cases its Ownership Interest shall be recalculated as provided in Section 10.6 of this Agreement.  If a Shareholder fails to so notify the General Manager of its election with respect to such an Adopted Program and Budget within such 30 day period, the Shareholder shall be deemed to have elected to contribute to such Adopted Program and Budget in proportion to its respective Ownership Interest as of the beginning of the period covered by the Adopted Program and Budget.

10.6

Voluntary Reduction in Ownership

(a)

A Shareholder may elect, in accordance with the procedures specified in Section 10.5, not to contribute to an Adopted Program and Budget or to contribute in some lesser amount than its respective Ownership Interest.  If a Shareholder elects to contribute to an Adopted Program and Budget in some lesser amount than its respective Ownership Interest, or not at all, or, if after so electing to contribute, fails to timely do so and the non-defaulting Shareholder exercises its option under Section 11.1(c), the Ownership Interest of that Shareholder shall be recalculated at the time of election (the “Diluting Date”) in accordance with the following formula:

R =  REA (S)   X 100%
       REA (AS)

Where:

R

=

The recalculated Ownership Interest of the Diluting Shareholder.

REA(S)

=

The Diluting Shareholder’s Equity Account balance immediately prior to the Diluting Date, as adjusted for anticipated debits and credits to the Diluting Shareholder’s Equity Account balance based on the Adopted Program and Budget and the Diluting Shareholder’s election as to contributions.

REA(AS)=

The Equity Account balance for all Shareholders immediately prior to the Diluting Date, as adjusted for anticipated debits and credits to all Shareholder’s Equity Account balances based on the Adopted Program and Budget and all Shareholder’s elections as to contributions.

The Ownership Interest of the Non-Diluting Shareholder shall be increased by the amount of the reduction in the Ownership Interest of the Diluting Shareholder, and if the Non-Diluting Shareholder elects not to fund the entire deficiency the General Manager shall adjust the Program and Budget to reflect the funds available.

Whenever the Ownership Interests are recalculated, the Equity Accounts of the Shareholders will be adjusted to bear the same ratio to each other as their recalculated Ownership Interest.

The recalculations made under this Section 10.6(a) will be provisional and subject to the final adjustments provided for under Section 10.6(b).

(b)

At the end of each Budget Period, a final recalculation of each Shareholder’s Ownership Interest shall be made, with the provisional recalculations made under Section 10.6(a) adjusted to reflect actual debits, credits and contributions made during that period.  A Diluting Shareholder shall retain all of its rights and all of its obligations (except as provided in Section 10.6(a) above and subject to the provisions of Section 10.10) including the right to participate in future Programs and Budgets at its recalculated Ownership Interest.

(c)

A Shareholder that has its Ownership Interest reduced pursuant to this Section 10.6 shall have the right to redeem its position if the actual costs are less by at least 20% than the budget as set out in the Program and Budget to which the Shareholder had limited its contributions; otherwise the reduction is final.  The General Manager shall at least 20 days prior to the Board meeting at which the next subsequent Program and Budget is to be adopted provide to all Shareholders a complete statement of costs incurred to date and an estimate of costs to be incurred to complete the Program and Budget to which the Diluting Shareholder did not contribute to the full extent of its Ownership Interest.   If the Diluting Shareholder has the right to redeem its position as aforesaid, the Diluting Shareholder shall inform the Board prior to the said meeting of its wish to do so.  A Shareholder redeeming its Ownership Interest shall pay the costs it would have paid had it participated to the fullest extent possible in the Program and Budget, plus interest thereon from the date of any expenditure to the date of payment at the Effective Interest Rate plus 10% but in no event at a rate higher than the maximum rate permitted by Law. Payment shall be made by the redeeming Shareholder to the Company (which will make such adjustments as are required to credit or reimburse such payment the other Shareholder), within 30 days of receipt from the Company of an invoice for its share.

10.7

Budget Overruns and Program Changes

After the Sole Funding Period, the General Manager shall promptly notify the Board of any actual or anticipated material departure from an Adopted Program and Budget. Budget overruns shall be borne by the Shareholders in proportion to their respective Ownership Interests as of the time the overrun occurs unless the overrun is due to the gross negligence or wilful default of the General Manager in which case any such overrun will be borne by the General Manager.

10.8

Emergency and Unexpected Expenditures

Notwithstanding any other provision of this Agreement, in case of emergency, the General Manager may take any reasonable action it deems necessary to protect life or property, to protect the Assets or to comply with Law.  The General Manager shall promptly notify the Board of any emergency expenditure.  The costs of actions resulting from emergencies shall be borne by the Shareholders in proportion to their respective Ownership Interests as of the time the emergency occurs.

10.9

Amendment of Programs and Budgets

At any time, the General Manager, after consultation with the Chairman of the Board, may propose the amendment of an Adopted Program and Budget, in which event the procedures of Section 10.4 shall apply.  If as a result of such proposed amendment, the said Program and Budget is revised and the amended Budget exceeds the previous adopted Budget by more than 10%, each Shareholder shall make one of the elections specified in Section 10.5 with respect to such revised Program and Budget, within the time therein specified.

10.10

Elimination of Minority Interest

(a)

Upon the reduction of its Ownership Interest to 10% or less, other than as a result of a Transfer of some but not all of its Ownership Interest as permitted in Article 15, the Ownership Interest owned by the reducing Shareholder shall be automatically surrendered to the Company for cancellation and cancelled, in consideration for the granting by the Company (or at the direction of the Company by OpCo) to such reducing Shareholder (now Royalty Holder) of the Royalty. The Royalty Holder shall be entitled to receive only the Net Smelter Returns Royalty thereafter generated by the Company, as provided in Schedule C.  The Royalty Holder shall have no Ownership Interest in, or any rights with respect to, the Company, OpCo or the Properties except as provided in Schedule C. As provided in Schedule C, the royalty shall initially be 2% of Net Smelter Returns, but the Company may at any time purchase a reduction of the rate to 1% of Net Smelter Returns on payment to the Royalty Holder of $1,000,000 for that purpose.

(b)

If a Shareholder has transferred some but not all of its Ownership Interest, the provisions of this Section 10.10 shall be applied to the aggregate Ownership Interests held by the transferring Shareholder and its transferees, so that if the aggregate Ownership Interests held by such parties, their successors and assigns, is reduced to 10% or less, the Ownership Interest owned by the reducing Shareholders shall automatically be surrendered to the Company for cancellation and cancelled, in consideration for the granting by the Company (or at the direction of the Company by OpCo) to such reducing Shareholders collectively (now Royalty Holder) of the Royalty. The Royalty Holder shall be entitled to receive only the Net Smelter Returns Royalty thereafter generated by the Company, as provided in Schedule C.

10.11

Transfers of Ownership Interests and Powers of Attorney

(a)

A Shareholder shall, within five days after the event or election causing a reduction in its Ownership Interest as provided in Section 10.6, transfer to the other Shareholder the number of Shares and the amount of any loan by such transferring Shareholder to the Company, in each case in the same proportions, necessary to reflect the change in the respective Ownership Interests of the Shareholders; provided that the Shareholder shall also have the right to require the Company to issue additional Shares to it to reflect the change.  Any such transfer will be effected by a deed or an instrument of assignment in a form and having such content as is reasonably acceptable to the receiving Shareholder and by such other documents and instruments as reasonably required by the receiving Shareholder.

(b)

Each Shareholder hereby irrevocably grants to the General Manager a power of attorney with full power of substitution to make all transfers of Shares, loans and Ownership Interests, to execute all deeds and conveyances, to record the same and take all other actions necessary to implement the provisions of this Section 10.11 and to implement Sections 6.2, 10.10 and 11.1 and Article 7. If a Shareholder whose Ownership Interest is reduced fails to take all action necessary to effect a transfer of its Ownership Interest as required by this Agreement, the General Manager shall exercise such power of attorney so as to promptly transfer from the Shareholder whose Ownership Interest is reduced to the other Shareholder or the Company as the case may be the requisite percentage of Ownership Interest in the Company, and otherwise execute and record such other documents and instruments as are reasonably required to fully evidence such transfer.  If a Shareholder whose Ownership Interest is transferred and exchanged for a Net Smelter Returns Royalty pursuant to Sections 10.10 or  11.1(b) fails to take all actions necessary to effect a transfer of its Ownership Interest, the Chairman of the Board shall promptly, and is hereby authorized to, take all actions necessary to effect such a transfer and exchange ..

(c)

Promptly following the date of this Agreement, the Shareholders shall take all actions reasonably necessary to implement the provisions of this Section 10.11, including the execution of a formal power of attorney in such form as the General Manager may reasonably require, before a Notary Public, to authorize the full implementation of all provisions hereof.

(d)

The Shareholders acknowledge and agree that the conversion of an Ownership Interest provided for in Sections 10.10 and 11.1(b) of this Agreement to the Net Smelter Returns Royalty is a reasonable means of liquidating any damages as may be incurred by the nonconverting Shareholder as a result of the circumstances giving rise to the conversion.

10.12

Limited Continuing Liabilities Upon Adjustment of Ownership Interests

The increased Ownership Interest accruing to a Shareholder as a result of the transfer of the other Shareholder’s Ownership Interest pursuant to Sections 10.6, 10.10 or 11.1 or Article 7 shall be free of Encumbrances, arising by, through, or under such other Shareholder, other than any which the recipient Shareholder has given its written consent.

11.

FAILURE TO MAKE CONTRIBUTIONS

11.1

Pre-ability to water down

Subject to the provisions of Section 11.2, the Shareholders acknowledge that if a Shareholder defaults in making a contribution to an Adopted Program and Budget in which, pursuant to Section 10.5 it has elected to participate or is deemed to have elected to participate, it will be difficult to measure the damages resulting therefrom.  The non-defaulting Shareholder may, with respect to any such default not cured within 15 days after delivery of Notice of such default to the defaulting Shareholder, elect one of the following remedies by giving Notice to the defaulting Shareholder:

(a)

The non-defaulting Shareholder shall have the right but not the obligation to advance or cause to be advanced to the Company the defaulted contribution on behalf of the defaulting Shareholder and treat the same, together with any accrued interest, as a demand loan to the defaulting Shareholder (a “Default Loan”) bearing interest from the date of the advance until paid at the Effective Interest Rate plus an additional two percent, but in no event at a rate higher than the maximum rate permitted by Law. The failure to repay a Default Loan upon demand shall be a default.  Failure to timely repay any Default Loan shall entitle the other Shareholder to enforce the security for the loan and to exercise the rights provided in Section 11.1(b).

Each Shareholder hereby grants to the other a lien upon its Ownership Interest, the Assets and a pledge of and security interest in its Ownership Interest to secure any Default Loan made hereunder, including interest thereon, reasonable attorneys fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien, pledge, or security interest, or both.

(b)

The non-defaulting Shareholder may elect, by Notice to the defaulting

(c)

Shareholder at any time within 15 days after expiration of the 15 day cure period provided in this Section 11.1, or on failure to repay a Default Loan on demand to have all of the Ownership Interest owned by the defaulting Shareholder exchanged for the Net Smelter Returns Royalty, determined as provided in Schedule C, upon which transfer and exchange the defaulting Shareholder shall have no Ownership Interest in, or any rights with respect to, the Company or the Properties except as provided in Schedule C.

(d)

The non-defaulting Shareholder shall have the right but not the obligation to contribute to the Company the amount of the defaulted contribution as an additional contribution and elect that the Ownership Interest of the defaulting Shareholder shall be reduced and the Ownership Interest of the non-defaulting Shareholder shall be increased in accordance with the formula set forth in Section 10.6 of this Agreement, treating the additional contribution as if it were a contribution under Section 12.2 of this Agreement.

11.2

Remedies Cumulative

A non-defaulting Shareholder may elect the remedies available to it under this Agreement, or, to the extent a Shareholder has a cause of action for damages, or a lien, pledge or security interest under applicable Law, it shall be entitled to its rights and remedies at Law.  All such remedies shall be cumulative.  The election of one or more remedies shall not waive the election of any other remedies.

12.

ACCOUNTS, SETTLEMENTS AND DIVIDENDS

12.1

Monthly Statements

The General Manager shall by the twentieth of each month submit to the Board a statement of account reflecting in reasonable detail the charges and credits to the Company during the preceding month.  And, during the Sole Funding Period, the General Manger shall simultaneously provide such statement of account to GGR.

12.2

Requests for Additional Operating Equity

After the expiry of the Sole Funding Period, the Board may request additional equity from the Shareholders in accordance with the following procedure. The General Manager shall submit to each Shareholder prior to the last day of each calendar quarter, a request for the contribution of additional equity to the Company in an amount corresponding to the estimated cash requirements for the next calendar quarter.  Subject to the terms of any outstanding Default Loan or demand loan, the General Manager shall apply as a credit against the contribution request any funds held by the Company for the benefit of the Shareholder to which the contribution request is directed.  Within ten days after receipt of a contribution request, each Shareholder shall pay to the Company its proportionate share of the amount by which its requested contribution exceeds its available share of such credits.  Time is of the essence with respect to such payments.  The General Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to 90 days.  All funds in excess of immediate cash requirements shall be invested for the benefit of the Company in interest-bearing accounts in such bank or banks as is determined by the General Manager.

Contributions by Shareholders shall be made in cash by means of capital contributions or , if the Board so determines, by loans evidenced by unsecured debt obligations of the Company to such Shareholder or its designee, evidenced by a promissory note in such form as the General Manager may reasonably require.  For purposes of determining the amount of contributions made by the Shareholders under Section 10.6, the amount of principal outstanding that has been contributed in the form of loans evidenced by unsecured debt obligations and accrued but unpaid interest thereon, shall be treated as a contribution to the Company.  It is agreed that amounts so contributed in the form of unsecured debt obligations shall be at a variable interest rates not to exceed the then current Effective Interest Rate plus two percent, and that no interest, principal or other payments shall be made with respect to such debt obligations except to the extent that the Board declares there is Cash Available for Distribution.  Interest shall accrue until the same is paid. The Shareholder for whose benefit the loan was extended shall pay all stamp tax and Mexican withholding tax, and shall be responsible for any and all costs of central bank reserve requirements.

12.3

Failure to Contribute Additional Operating Equity

A Shareholder that fails to make a contribution in the manner and amount and at the times specified in Section 12.2 shall be in default, and the amounts of the defaulted contribution request shall bear interest from the date due at the Effective Interest Rate, plus an additional ten percent, but in no event, shall the rate of interest exceed the maximum permitted by Law. The non-defaulting Shareholder shall have those rights, remedies and elections specified in Section 11.1.

12.4

Cash Available for Distribution

“Cash Available for Distribution” means on any date of calculation, the positive difference resulting from;

(a)

the amount of cash, and cash equivalents, in all accounts of the Company plus any sale receivables:

(b)

less, without duplication, the sum of  the following items:

(i)

current liabilities for the next three months but including all current liabilities for Mexican taxes payable and excluding long term debt and debt required for working capital purposes,

(ii)

debt service requirements for all third party Company debt due within three months;

(iii)

budgeted operating and capital expenditures forecast for the next two months and reasonable and normal reserve accounts for reclamation and other governmental obligations.

Cash Available for Distribution shall exclude the effects of any monetary revaluations required by Mexican Law for tax or other purposes but shall include any cash effects of currency translation adjustments.

12.5

Distributions

At least annually, the Board shall determine the Cash Available for Distribution and, subject to applicable Law, may distribute it to the Shareholders in accordance with their respective rights provided in this Agreement. All distributions of Cash Available for Distribution shall be made to the Shareholders in proportion to and in accordance with their respective Ownership Interests.

12.6

Audits

Upon request made by any Shareholder within twelve months following the end of any calendar year, an audit of the accounting and financial records of the Company for such calendar year (or other accounting period) shall be performed by the Company’s independent external firm of accountants.  All written exceptions to the audit and claims upon the Company for discrepancies disclosed by such audit shall be made not more than three months after receipt of the audit report.  Failure to make any such exception or claim within the three month period shall mean the audit is correct and the accounting and financial matters subject to such audit are binding upon the Shareholders.

A Shareholder shall be entitled upon notice to the General Manager to request that the independent external firm of accountants of the General Manager provide that Shareholder with their opinion that any invoice or statement delivered pursuant to Section 12.1 in respect of the period referred to in Section 1.3 of Schedule B has been prepared in accordance with this Agreement.  The cost of the accountant’s opinion referred to in this Section 12.6 shall be solely for the account of the Shareholder requesting the accountant’s opinion, unless the audit disclosed an error which is in excess of one percent and adverse to that Shareholder, in which case the cost shall be solely for the account of the General Manager.

12.7

Withholding

Notwithstanding anything to the contrary, all payments that the Company and/or OpCo is required to make under this Agreement to the Shareholders shall be subject to withholding of such amounts relating to income taxes, withholding taxes and other Taxes and other amounts as the General Manager may reasonably determine the Company and/or OpCo must withhold pursuant to any applicable Law.  In lieu of withholding such amounts, in whole or in part, the Company and/or OpCo may, in the General Manager’s sole discretion, accept other provision for payment of Taxes as required by Law, provided it is satisfied that all requirements of Law affecting its responsibilities to withhold such amounts have been satisfied.

13.

SALE OF PRODUCTS

13.1

Further Refinement

Unless the Company produces direct shipping ore exclusively, the Company shall arrange for any further processing of Products as the Board may determine.

13.2

Sale of Products

AEM will have the right to market and sell the Products produced from the Properties and may charge the Company a reasonable portion of its marketing and sales costs and a sales commission in accordance with industry standards.  All Products shall be sold for the account of the Company on commercially reasonable terms as determined by the Board, unless distribution in kind to the Shareholders is authorized by the Board.

14.

INSOLVENCY OF A SHAREHOLDER

14.1

Deemed Offer to Sell Interests

If any of the following shall occur, the Shareholder committing or subject to such act shall promptly notify the other Shareholder in writing, and shall be deemed to have offered to sell its Ownership Interest and any outstanding loans by the Shareholder to the Company to the other Shareholder or its designee on the terms and conditions hereinafter specified:

(a)

A receiver, liquidator, assignee, custodian, trustee, sequester or similar official for a substantial part of a Shareholder’s assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Shareholder; or

(b)

The Shareholder commences a voluntary case under any applicable bankruptcy, insolvency, or similar Law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

(c)

Entry is made against a Shareholder of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency, or other similar Law of any jurisdiction now or hereafter in effect.

The price to be paid by the remaining Shareholder or its designee shall be an amount equal to 75% (which the Shareholders agree adequately takes into account the risks of continuing operations and commodity price fluctuations) of the other Shareholder’s Ownership Interest multiplied by the fair market value of the Assets (using a discount rate of 5% if applicable) being the average of the fair market value stated in three appraisals obtained by the remaining Shareholder from independent qualified appraisers of recognized standing competent in the appraisal of mining properties.

If the remaining Shareholder desires to exercise the purchase right granted to it pursuant to this Section 14.1, it shall so notify the other Shareholder within 30 days after the receipt of written notification from the other Shareholder of the occurrence of the event which gave rise to the deemed offer of sale.

14.2

Non-Compete Covenants

A Shareholder that ceases to hold an Ownership Interest as a result of the operation of the provisions of Articles 10, 11, or 14 of this Agreement, or an Affiliate thereof, shall not directly or indirectly acquire any interest in rights to or interests in minerals or other property or water or the right to explore within the area encompassed by the Properties or the Area of Interest for one year after the effective date of withdrawal.  If a former Shareholder, or an Affiliate of a former Shareholder, breaches this Section 14.2, such former Shareholder or Affiliate shall be obligated to offer to convey to the other Shareholder, without cost, any such property or water interest so acquired.  Such offer shall be made in writing and can be accepted by the other Shareholder at any time within 60 days after it is received.

15.

TRANSFER OF INTEREST

15.1

General

A Shareholder shall not have the right to Transfer to a third party all or any part of its Ownership Interest or outstanding loans to the Company (if any) or any interest therein, except as provided in this Article 15.  Furthermore, a Royalty Holder shall not have the right to Transfer to a third party all or any part of the Net Smelter Returns Royalty or any interest therein until complying with the requirements of Section 15.3.

15.2

Limitations on Free Transferability

A Shareholder may Transfer any interest in the Company, in the Assets or outstanding loans (if any) only by and with a Transfer of Ownership Interest.  Any Transfer of Ownership Interest shall be subject to the following terms and conditions:

(a)

If the Transfer is not to an Affiliate, the transferring Shareholder must secure the written consent of the non-transferring Shareholder and, if so secured, must then provide the transferee with a complete copy of this Agreement before the Transfer becomes effective.

(b)

No transferee , whether or not an Affiliate, shall have the rights of a Shareholder unless and until the transferring Shareholder has provided to the other Shareholder Notice of the Transfer, and the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Shareholder.

(c)

The transferring Shareholder and the transferee shall bear all Tax consequences of the Transfer.

(d)

If the Transfer involves the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in the Ownership Interest to secure a loan or other indebtedness of a Shareholder in a bona fide transaction, the holder of such security interest shall have agreed in writing to be subordinate to the terms of any Default Loan and this Agreement, including the rights and interests of the other Shareholder hereunder.  Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Shareholder with respect to this Agreement and the other Shareholder, and it shall comply with and be bound by the terms and conditions of this Agreement.

(e)

If a Transfer is made of less than all of the Ownership Interest of a Shareholder, the transferring Shareholder, and its transferee shall act and be treated as one Shareholder; provided that the provisions of this Section 15.2(e) shall not apply to a transfer of an Ownership Interest made pursuant to Sections 10.6 or 11.1.

15.3

Right of First Refusal

Except as otherwise provided in Section 15.4, if a Shareholder or a Royalty Holder (an “Offeror”) desires to Transfer all or any part of its Ownership Interest and/or outstanding loans to the Company or the Net Smelter Returns Royalty or any interest therein, the other Shareholder shall have a first right to acquire such Ownership Interest and/or outstanding loans to the Company or the Net Smelter Returns Royalty or the interest therein to be transferred as provided in this Section 15.3 (the Shareholder with a first right being hereinafter called the “Offeree”).

(a)

An Offeror intending to Transfer all or any part of its Ownership Interest and/or outstanding loans to the Company or the Net Smelter Returns Royalty or any interest therein shall promptly notify the Offeree of its intentions.  The Notice shall state the sale price in cash and all other pertinent terms and conditions of the intended transaction, and shall be accompanied by a copy of the offer or contract.  If any portion of the consideration to be received is in the form of an undertaking to act or refrain from acting or provide consideration in some other non-monetary form, the Notice shall describe such consideration and its monetary value, based on the fair market value of any such nonmonetary consideration, which shall be included in, and may be satisfied by payment of, the offered cash sale price.  The Offeree shall have 60 days from the date such Notice is delivered to notify the Offeror whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the Notice (or their monetary equivalent).  If it does so elect, the transaction shall be consummated promptly and within 30 days after Notice of such election is delivered to the Offeror.

(b)

If the Offeree fails to elect to exercise its first right within the period provided for in Section 15.3(a), the Offeror shall have 180 days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favourable than those offered by the Offeror to the Offeree in the Notice required by Section 15.3(a).

(c)

If the Offeror fails to consummate the Transfer to a third party within the period set forth in Section 15.3(b), the first right of the Offeree in such offered interest shall be deemed to be revived.  Any subsequent proposal to Transfer such interest shall be conducted in accordance with the procedures set forth in this Section 15.3.

15.4

Exceptions to Right of First Refusal

Section 15.3 shall not apply to the following, provided that the transferring Shareholder or Royalty Holder is not in default under any material provision of this Agreement or a Default Loan, and that neither such Shareholder or Royalty Holder nor its transferee shall be in such default immediately after the Transfer:

(a)

A Transfer by a Shareholder of all or any part of its interest in its Ownership Interest and/or outstanding loans to the Company or by the Royalty Holder of the Net Smelter Returns Royalty to an Affiliate, provided the transferring Shareholder or Royalty Holder shall not be released from its obligations and that if the Affiliate to which an Ownership Interest and/or outstanding loans to the Company or Net Smelter Returns Royalty has been transferred ceases to be an Affiliate of the transferring Shareholder or Royalty Holder, it shall be deemed to have offered to sell its Ownership Interest and/or outstanding loans to the Company or Net Smelter Returns Royalty as the case may be to the non-Transferring Shareholder for a purchase price then agreed between the transferring Shareholder and the non-transferring Shareholder or Royalty Holder, as the case may be, or failing agreement at the fair market value thereof determined by arbitration pursuant to 20.2, and the provisions of Section 15.3 shall apply once the price has been so determined either by agreement or arbitration;

(b)

An incorporation, merger, consolidation, amalgamation, corporate reorganization, or liquidation of a Shareholder or the Royalty Holder, provided that the surviving entity shall own, immediately after such Transfer, substantially all of the assets and obligations of that Shareholder or the Royalty Holder, provided further that any such Transfer will not result in or occur as part of a change in Control of the transferring Shareholder or Royalty Holder;

(c)

The grant by a Shareholder or the Royalty Holder of a security interest in its Ownership Interest or the Net Smelter Returns Royalty as the case may be by mortgage, deed of trust, pledge, lien or other encumbrance to finance payment or performance of its obligations under this Agreement;

(d)

A sale or other commitment or disposition of Products or proceeds from sale of Products by a Shareholder upon distribution of such Products to it; or

(e)

Transfer of any indirect interest in the Ownership Interest or Net Smelter Returns Royalty which is effected by means of the Transfer of an ownership interest in the Shareholder or Royalty Holder as the case may be, including, without limitation, the issuance or Transfer of securities of the Shareholder or Royalty Holder, provided that, either (1) such Transfer will not result in a change of Control of the Shareholder or Royalty Holder, or (2) if such Transfer results in a change of Control of the Shareholder or Royalty Holder, the Transfer arises from a public distribution of ownership interest in the Shareholder or Royalty Holder or an Affiliate of the Shareholder or Royalty Holder as the case may be.

16.

REPRESENTATIONS AND WARRANTIES

16.1

Representations and Warranties

Each Party represents and warrants to the other Party that:

(a)

It is a corporation duly organized and in good standing in the state or other jurisdiction of its organization and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement.

(b)

It has the legal capacity to enter into and perform this Agreement and all transactions contemplated herein and all necessary corporate approvals and authorizations required to authorize it to enter into and perform this Agreement, in each case have been properly obtained and are in full force and effect.

(c)

It will not breach any other material agreement or arrangement by entering into or performing this Agreement.

(d)

It is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude or prevent the entering into this Agreement or the performing of its actions as contemplated herein, or the permitting or implementation of Operations under this Agreement.

(e)

The execution, delivery and performance of this Agreement will not conflict with or result in a breach of or default under any agreement or other instrument of obligation to which it is a party or by which it may be bound.

(f)

This Agreement constitutes its legal, valid and binding obligation.

16.2

GGR further represents and warrants to AEM that:

(a)

The mining concessions comprised in the Properties have been duly and validly issued pursuant to all applicable laws and regulations including without limitation the Mining Law of Mexico and the regulations thereunder and they are in good standing and the information in Schedule A is accurate.

(b)

Minera Delta is a corporation duly organized, existing and in good standing and possesses the legal capacity required under Mexican law to hold as proprietor the ownership rights in and to the Concessions. Minera Delta is a wholly owned subsidiary of GGR. Minera Delta is the sole legal, beneficial and recorded owner of the Concessions and Minera Delta owns and possesses and has good and marketable title to the Concessions free and clear of Encumbrances or other claims whatsoever or limitations of ownership and, without limiting the generality of the foregoing, Minera Delta has not entered into and there are not any agreements or options to grant or convey any interest in the Concessions or to pay any royalties with respect to the Concessions.

(c)

All activities on or in relation to the Properties up to the date hereof (including performance of minimum assessment work and filing of reports with respect to minimum assessment work) have been in compliance with all applicable Laws including those for the protection of the environment and no conditions exist which could give rise to the making of a remediation order or similar order in respect of the Properties or which could subject OpCo, the Company or AEM to liability.

(d)

GGR has not, and to the best of its knowledge and following due inquiry, nor has any other Person, in relation to the Properties received any notice of any breach of any Law or notice of default of any of the terms or provisions of any agreements or instruments in respect of the Properties and it has no knowledge of any act or omission or any condition on the Properties which could be give rise to any such notice.

(e)

All taxes, mining concession fees (derechos mineros), rates or other levies of every nature and kind heretofore levied against the Properties have been fully paid and satisfied.

(f)

No consent or approval of any Governmental Authorities or other Persons are required for the execution, delivery or performance of this Agreement or the transfer of any interest in the Properties.

(g)

GGR or Minera Delta as the case may be holds, and has at all times held, all material licenses, franchises, permits, orders, consents, approvals, registrations, authorizations, concessions, qualifications and filings with and under all applicable Laws (the “Permits”) necessary for the lawful conduct of its business as it is presently being conducted; (ii) all such Permits are in full force and effect; (iii) GGR or Minera Delta as the case may has complied in all material respects with the terms of the Permits and there are no pending modifications, amendments or revocations of any such Permits; (iv) GGR or Minera Delta as the case may be has timely applied for all required renewals of such Permits; (v) the Properties do not hold any Hazardous Material, nor are they subject to any Environmental Liability that would be expected to result in an Environmental Liability according to the Environmental Laws; and (vi) there are no pending (or, to the knowledge of GGR, threatened) material legal, administrative, regulatory or other suits, actions, claims, audits, assessments, arbitrations or other proceedings or, to the knowledge of GGR, investigations or inquiries with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance by GGR of its obligations hereunder will not result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit.

(h)

GGR has delivered to or made available for inspection by AEM all information concerning title to the Properties in its possession or control and has delivered to or made available for inspection by AEM all Existing Data in its possession and control.

(i)

Neither GGR nor Minera Delta is a party to any agreement in respect of the Properties other than those agreements that have been disclosed in their entirety to AEM.

(j)

All public disclosure in respect of the Properties which has been disclosed by GGR is accurate and complete and does not contain any misrepresentation or untrue statement of a material fact or omits to state any material fact.

(k)

None of the foregoing representations and warranties contains any untrue statement of a material fact or omits to state any material fact.

16.3

The representations and warranties contained in Section 16.2 are provided for the exclusive benefit of AEM and a breach of any one or more of them may be waived by AEM in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

16.4

Indemnity

Each Party shall indemnify and save the other Party harmless from and against all Liabilities suffered or incurred by such other Party by reason of a breach of any representation or warranty given by it under this Article 16.

17.

CONFIDENTIALITY

17.1

General

All information obtained in connection with the conduct of Operations which is designated as confidential by the General Manager or the Board, the financial terms and conditions of this Agreement and all material technical, geologic, financial, and corporate strategy or planning information relating to the Properties, shall be exclusive property of the Shareholders and, except as provided in Section 17.2 of this Agreement, shall not be disclosed to any third party or the public without the prior written consent of the other Shareholder, which consent shall not be unreasonably withheld.

17.2

Exceptions

The consent required by Section 17.1 shall not apply to a disclosure:

(a)

Of such information as is necessarily disclosed to a third party by Operations or is necessary to disclose to implement a Program and Budget;

(b)

Of such information as is reasonably necessary to disclose to an Affiliate, consultant, contractor, advisor, or representative, that has a bona fide need to be informed and is informed of the confidentiality obligations of the disclosing Shareholder ;

(c)

To a third party to whom the disclosing Shareholder contemplates a Transfer of

(d)

all or any part of its Ownership Interest , provided that such transferee has executed a non-disclosure or similar agreement in a form and substance reasonable acceptable the other Shareholder ;

(e)

To a governmental agency or to the public which disclosure the disclosing Shareholder believes in good faith is required by applicable Law or the rules of any stock exchange on which its stock is traded;

(f)

Of any information which at the time of disclosure is in the public domain, except as a result of a breach of this Agreement;

(g)

To a bank, insurance company or other financial institution and to its advisors in connection with negotiations concerning financing arranged by a Shareholder, subject to reasonable requirements concerning use and confidentiality;

(h)

By a Shareholder of information which it owns or controls independently of the Company, but which was furnished to the Company by that Shareholder for use by the Company;

(i)

In the course of arbitration or other legal proceedings; or

(j)

As required by applicable securities legislation or the rules of securities regulatory authorities.

In any case to which this Section 17.2 is applicable, the disclosing Shareholder shall give Notice to the other Shareholder concurrently with the making of such disclosure.  As to any disclosure pursuant to Sections 17.2(b), 17.2(c) or 17.2(g), such third party recipient shall first agree to protect the confidential information from further disclosure to the same extent as the Shareholders are obligated under this Article 17.

17.3

Duration of Confidentiality

The provisions of this Article 17 shall apply during the term of this Agreement, and shall continue to apply to a Shareholder who has sold or otherwise has been deemed to have sold its Ownership Interest in accordance with Sections 10.10 or 11.1(b) or who Transfers all of its Ownership Interest, for one year following the date of such occurrence.

17.4

Public Announcements

Except as required by Law or regulatory authority, neither Shareholder shall make any public announcements or statements concerning this Agreement or the Properties without the prior approval of the other Shareholder, not to be unreasonably withheld. The text of any public announcements or statements including news releases which a Shareholder intends to make pursuant to the aforesaid exception in this Section 17.4 shall be made available to the other Shareholder not less than 48 hours (or such lesser period of time as the Shareholder reasonably considers to be available before its failure to make such announcement or statement will constitute a breach of applicable Law or regulatory requirements) prior to publication and it shall have the right to make suggestions for changes therein.  If a Shareholder or any Affiliate is identified in such public announcement or statement it shall not be released without the consent of that Shareholder in writing, unless such announcement or statement is required by Law or regulatory authority.

18.

NOTICES

18.1

All notices, payments and other required communications (“Notices”) to one of AEM or GGR by the other shall be in writing and shall be addressed respectively as follows:

If to AEM:

Agnico-Eagle Mines Limited

145 King Street East

Suite 400

Toronto, Ontario

M5C 2Y7

Facsimile:

(416) 367-4681

Attention:

General Counsel, Senior VP Legal and Corporate Secretary

With a copy to:

Agnico Eagle México, S.A. de C.V.

Paseo Bolívar 206

Col. Centro

31000 Chihuahua, Chih Mexico

Facsimile: 01-614-1803100

Attention: Mr. Luis Felipe Medina y/o Mr. Roger Doucet

If to GGR:

Golden Goliath Resources Ltd.

Suite 711, 675 West Hastings Street

Vancouver, British Columbia

V6B 1N2

Facsimile:

(604) 685-3764

Attention:

President

With a copy to:

Minera Delta S.A. de C.V.

Juan Felipe Orozco Num. 516

Col. San Felipe. C.P.

31240. Chihuahua, Chih

Facsímile:

01-614-4146226

Attention:

Daniel Nofrietta Fernandez

All Notices shall be given (1) by personal delivery to the addressee, or (2) by electronic communication, capable of producing a printed transmission, or (3) by registered or certified mail or commercial carrier return receipt requested.  All Notices shall be effective and shall be deemed delivered (1) if by personal delivery on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, (2) if by electronic communication on the next business day following receipt of the electronic communication, and (3) if solely by mail or commercial carrier on the next business day after actual receipt.  A Shareholder may change its address by Notice to the other Shareholder.

19.

AREA OF INTEREST; SURRENDER OF PROPERTY

19.1

Area of Interest

Subject to Section 19.2, the Area of Interest shall be that area which is within two kilometers of any of the boundaries of the mining concessions comprised in the Properties (which, for greater certainty, includes the area comprised within such mining concessions) as of the Effective Date, increased or reduced from time to time in accordance with this Article 19.

19.2

Exclusions from the Area of Interest

The Area of Interest shall exclude:

(a)

any mineral claims, permits, concessions, leases, licences, patents or other forms of mineral tenure or water or other property rights that are currently held by any of the Parties as of the Effective Date and any extension or renewals thereof; and

(b)

the caduco (expired) L-shaped mineral claim located on the south border of the Nopalera claim and adjacent to the El Pavo Real claim.

19.3

Acquisitions

The acquisition of any interest or right to acquire any interest in mineral claims, permits, concessions, leases, licences, patents or other forms of mineral tenure or water or other property rights within or partially within the Area of Interest may only be undertaken by the Company and/or OpCo and only pursuant to an Adopted Program and Budget and any such rights or interests shall, except as otherwise provided, be added to and included in the Properties for all purposes of this Agreement. Any rights or interests which AEM or GGR or their respective Affiliates acquire in breach of this Section 19.3 shall be held in trust for the Company. GGR will approach the owner of the Penõles Claim, which the Parties acknowledge is within the Area of Interest, to determine whether it may be available for purchase by OpCo.

19.4

Surrender or Abandonment of Properties

The General Manager may authorize the surrender or abandonment of part or all of the Properties.  If the General Manager authorizes any such surrender or abandonment it shall, on and subject to the terms herein provided, offer to assign such property to the Shareholder with the minority Ownership Interest.  A Party which receives an offer of assignment of property pursuant to this Section 19.4 may accept such offer only by notifying the General Manager of its acceptance within 30 days after receipt of the offer of assignment.  Failure to notify the General Manager of acceptance of the offer of assignment within such ten day period shall conclusively be deemed to be an irrevocable rejection of such offer and a waiver of any rights pursuant to this Section 19.4 with respect to the property subject to the offer.  If a Party (an “Accepting Assignee”) timely accepts an offer of assignment made pursuant to this Section 19.4: (i) the Company shall cause OpCo to assign to the Accepting Assignee, by quitclaim deed or its equivalent, all of OpCo’s interest in the property to be abandoned or surrendered, (ii) the abandoned or surrendered property shall cease to be part of the Properties, and (iii) none of OpCo, the Company nor the other Shareholder shall have any Liabilities or responsibility thereafter relating to such abandoned or surrendered property and the Accepting Assignee shall indemnify OpCo, the Company and the General Manager from and against any Liabilities arising after the date of Transfer to the Accepting Assignee from or in connection with the abandoned or surrendered property (including any such matter based on a condition of the property at the time of Transfer).

20.

MISCELLANEOUS

20.1

Applicable Law

The terms and provisions of this Agreement shall be interpreted in accordance with the Laws of British Columbia excluding any conflict of Laws provisions that would require the application of the Law of another jurisdiction.

20.2

Dispute Resolution

Upon Notice by a Party to another, all disputes, claims, questions or disagreements arising out or relating to this Agreement or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Vancouver, British Columbia by a single arbitrator acting under the Commercial Arbitration Act (British Columbia), whose decision shall be final and binding.

20.3

Time of the Essence

Time is of the essence of this Agreement.

20.4

Entire Agreement

This Agreement terminates and replaces all prior agreements, either written, oral or implied, between AEM and GGR with respect to the Properties and constitutes the entire agreement between the parties with respect to the Properties.

20.5

Void or Invalid Provision

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision formed no part of this Agreement; and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such provision or by its severance from this Agreement.  In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement from which such provision was severed a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.6

Further Assurances

The Parties shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement, including causing the Company and OpCo to take, from time to time, such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

20.7

No Waiver

The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power, or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party’s right thereafter to enforce any provision or exercise any right.

20.8

Modification

No modification of this Agreement shall be valid unless made in writing and duly executed by the Party against which the modification is asserted.

20.9

Perpetuities

If any provision of this Agreement should violate any rule against perpetuities or any related rule against interests that last too long or are not alienable, then any such provision shall terminate 20 years after the death of the last survivor of all the lineal descendants of His late Majesty King George V of England, living on the date of execution of this Agreement.

20.10

Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

20.11

Counterparts

This Agreement may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AGNICO-EAGLE MINES LIMITED

By:

_____________________________
Its:

GOLDEN GOLIATH RESOURCES LTD.

By:

_____________________________
Its:

SCHEDULE A

CONCESSIONS

The following mining concessions located at the Municipality of Uruachi, Chihuahua and registered in favor of Minera Delta at the Public Registry of Mines:

a) Ampliación La Verde lot, title 219790, with an area of 54.3467 hectares.

b) Don Lázaro lot, title 211783, with an area of 121.9446 hectares.

c) El Manto lot, title 223309, with an area of 99.9689 hectares.

d) Los Hilos lot, title 216702, with an area of 40.0000 hectares.

e) Los Hilos II lot, title 222917, with an area of 213.0202 hectares.

f) Los Hilos II Fracc. I, title 222918, with an area of 5.5615 hectares.

g) Mina de las Bolas lot, title 185135, with an area of 24.0000 hectares.

h) Todos Santos lot, title 195208, with an area of 50.0000 hectares.

SCHEDULE B

ACCOUNTING PROCEDURE

1.

GENERAL PROVISIONS

1.1

General Accounting Records

The General Manager shall maintain accounting records, prepared in accordance with this Accounting Procedure and Applicable Accounting Standards, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes.  Such records shall be retained for the duration of the period allowed for the Shareholders to audit or the period necessary to comply with tax or other regulatory requirements.  The records shall reflect all obligations, advances and credits of the Shareholders.

1.2

Bank Accounts

The General Manager shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts.

1.3

Statements and Billings

The General Manager shall prepare statements and bill the Company as provided in Article 12 of the Agreement.  Payment of any such billings by the Company shall not prejudice its right to protest or question the correctness thereof for a period not to exceed 24 months following the calendar year during which such billings were received by the Company.  All written exceptions to and claims upon the General Manager for incorrect charges, billings or statements shall be made upon the General Manager within such 24 month period.  The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article 5.

2.

CHARGES TO THE COMPANY

The General Manager shall charge the Company and the Company will pay all costs and expenses incurred or paid by the General Manager or its Affiliates or OpCo pursuant to the Agreement or to carry out adopted Programs or otherwise, including without limitation:

2.1

Rentals, Royalties and Other Payments

All property acquisition and holding costs, including leases payments, option payments, filing fees, license fees, costs of permits and assessment work, production royalties, including any required advances and all other payments made by the General Manager which are necessary to acquire or maintain title to the Assets.

2.2

Labour and Employee Benefits

(a)

Salaries and wages of the General Manager’s or the General Manager’s Affiliates’ employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to the General Manager.

(b)

The General Manager’s costs of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12.  Such costs may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages.

(c)

The General Manager’s actual cost of established, establishing or participating in plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12.

(d)

Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties.

2.3

Fixed Assets, Materials, Equipment and Supplies

(a)

All capital costs of developing and operating the Properties as a mine including all costs of land, construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the facilities.

(b)

The cost of materials, equipment and supplies (herein called “Material”) purchased from unaffiliated third parties or furnished by the General Manager.

2.4

Equipment and Facilities Furnished by General Manager

The cost of machinery, equipment and facilities owned by the General Manager and used in Operations or used to provide support or utility services to Operations charged at rates no less favourable than those reasonably available from arm’s length third parties.

2.5

Transportation

Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations, including from Canada to the location of the Properties.

2.6

Contract Services and Utilities

The cost of contract services and utilities procured from outside sources.  If contract services are performed by the General Manager or an Affiliate thereof, the cost charged to the Company shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations.

2.7

Insurance Premiums

Net premiums paid for insurance required to be carried for Operations for the protection of the General Manager and the Company.  Where the General Manager may self-insure pursuant to the provisions of the Shareholders’ Agreement for property, liability, Workmen’s Compensation and/or Employer’s Liability or other risk under the Shareholders’ Agreement, the General Manager may elect to include such risks in its self-insurance program and shall charge to Company as its costs of self-insuring such risks an amount equal to the premium it would have paid had it secured and maintained a substantially similar policy or policies of insurance on a competitive bid basis in the amount of such coverage.  If self-insurance is selected, the General Manager shall provide to the Company statements as to the extent and limits of such self-insurance and the basis for the charges to the Company.

2.8

Damages and Losses

All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause.

2.9

Legal and Regulatory Expense

All legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets, however, that, unless otherwise approved in advance by the Shareholders, no charge shall be made for the salary and benefits of General Manager’s legal staff.

2.10

Audit

Cost of annual audits.

2.11

Taxes

All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the General Manager for the benefit of the Company.

2.12

District and Camp Expense (Field Supervision and Camp Expenses)

A pro rata portion of (i) the office and administrative expenses of the General Manager’s regional office in Mexico, (ii) the salaries and expenses of the General Manager’s superintendent and other employees serving Operations whose time is not allocated directly to such Operations, (iii) the costs of maintaining and operating an office (herein called “the General Manager’s Project Office”) and any necessary suboffice for Operations and (iv) all camps including housing facilities for employees used for Operations.  The expense of those facilities less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment.  The total of such charges for all properties served by the General Manager’s employees and facilities shall be apportioned to the Company on the basis of the General Manager’s best estimate of the proportionate amount of such expenses incurred for the benefit of the Company.

2.13

Administrative Charge

(a)

Each month, the General Manager shall charge the Company a sum for each phase of Operations as provided below, which shall be a liquidated amount to reimburse the General Manager and its Affiliates for its office overhead, and general and administrative expenses, and which shall be in lieu of any other management fee:

(i)

Exploration Phase - 5% of Allowable Costs;

(ii)

Development Phase - 3% of Allowable Costs; and

(iii)

Mining Phase – 3% of Allowable Costs.

(b)

The term “Allowable Costs” as used in this Section 2.13 for a particular phase of Operations shall mean all charges to the Company excluding (i) the administrative charge referred to herein; and (ii) amounts charged in accordance with Sections 2.1 and 2.9.  The General Manager shall attribute such Allowable Costs to a particular phase of Operations by applying the following guidelines:

(i)

The “Exploration Phase” shall cover those activities directed toward ascertaining the existence, location, quality or commercial value of deposits of Products.  Such phase shall include all activities undertaken through the completion of the Feasibility Study, but shall not include construction of milling or processing facilities or commencement by commercial mining operations on the Properties.

(ii)

The “Development Phase” shall cover those activities conducted to prepare for removal and recovery of Products (including from an existing ore body), and to construct or install a mill or any other improvements to be used for the mining, extracting, producing, handling, milling, processing or other beneficiation of Products.

(iii)

The “Mining Phase” shall include mining, extracting, producing, handling, milling or other processing of Products and all other activities not otherwise covered above, including activities conducted after mining operations have ceased.

2.14

Other Expenditures

Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the General Manager for the necessary and proper conduct of Operations.  Notwithstanding this Article 2, any costs associated with Sections 1.6, 1.7 and 3.15 shall not be charged to the Company and shall be the sole responsibility of the applicable Shareholder.

3.

BASIS OF CHARGES

3.1

Purchases

Material purchased and services procured from third parties shall be charged to the Company by the General Manager at invoiced cost, including applicable transfer taxes, less all discounts taken.  In the case of material purchased or services acquired from a Shareholder or an Affiliate of the General Manager, the same shall be transferred or acquired on a fair market value basis as reasonably determined by the General Manager, including any premiums for short supply or remote location or other special factors.  The General Manager shall forthwith give Notice to the other Shareholder of any material purchased or services acquired from a Shareholder or an Affiliate of the General Manager.  The Notice shall include copies of any written agreements, the total cost of the materials or service, as the case may be, and all other applicable details with respect to the transaction ensuring full disclosure of the nature of the transaction to the other Shareholder.

3.2

Warranty of Material Furnished by the General Manager

The General Manager does not warrant the material furnished beyond any dealer’s or manufacturer’s warranty and no credits shall be made to the Company for defective material until adjustments are received by the General Manager from the dealer, manufacturer or their respective agents.

3.3

DISPOSAL OF MATERIAL

3.4

Distribution to Shareholders

Any material to be distributed to the Shareholders shall be made in proportion to their respective Ownership Interests, and corresponding credits shall be made to the Company as determined by the General Manager.

3.5

Sales

Sales of material to third parties shall be credited to the Company at the net amount received.  Any damages or claims by the purchaser shall be charged back to the Company if and when paid.

4.

INVENTORIES

4.1

Periodic Inventories, Notice and Representations

At reasonable intervals, inventories shall be taken by the General Manager, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Company.  In connection with any inventory taken, the General Manager shall give Notice of its intention to perform an inventory count to each Shareholder at least 30 days in advance of the date set for performing of the inventory count.  Each Shareholder shall be entitled to be represented at the performing of an inventory count upon giving notice thereof to the General Manager within 20 days of the General Manager’s notice.  A Shareholder who is not represented at the performing of the inventory count shall be deemed to have approved the inventory count as taken.

4.2

Reconciliation and Adjustment of Inventories

Forthwith after taking an inventory count, inventory adjustments shall be made by the General Manager for averages and shortages and each Shareholder shall be provided a statement listing the overages and shortages.  The General Manager shall be held accountable to the Company only for shortages due to lack of diligence.

5.

CREDITS

5.1

Credits for Revenues

The General Manager will credit the Company with revenues received by the General Manager as such including, for example:

(a)

collection of insurance proceeds related to the Operations when the insurance premiums have been charged to the Company;

(b)

sales of property, plant, equipment and materials of the Operations in the normal course of the day-to-day business;

(c)

rentals received, refunds of custom duties or transportation claims, rebates, and other credits pertaining to Operations;

(d)

credits received from third parties for the use of facilities or services of the Operations;

(e)

refunds for defective equipment when the General Manager receives the corresponding payments from the manufacturers or agents; and

(f)

any other credits for materials recovery or from other sources which correspond to the Company.

SCHEDULE C

NET SMELTER RETURNS ROYALTY

Pursuant to the Agreement to which this Schedule C is attached either (i) AEM and its Affiliates or (ii) GGR (the “Royalty Holder”) may be entitled to a royalty equal to 2% of net smelter returns from the Properties payable by the other of them (the “Operator”).

1.

Royalty

The Operator shall pay to the Royalty Holder a royalty (the “Net Smelter Returns Royalty”) equal to 2% of Net Smelter Returns, subject to reduction to 1% of Net Smelter Returns as provided in Section 10.10(a) of the Agreement.

2.

Calculation

“Net Smelter Returns” means the actual proceeds received by the Operator from any mint and/or smelter and/or refinery and/or reduction works and/or other purchaser in respect of the sale of ores, metals, concentrates or other minerals from the Properties, after deducting therefrom to the extent they were actually incurred and/or were not deducted by such mint and/or smelter and/or refinery and/or reduction works and/or other purchaser in computing payment, the following:

(a)

any treatment and/or smelting and/or refining charges and/or tolling, including any such costs from a custom smelter, any penalties or other charges for impurities, including metal losses or deductions in respect of metals not paid for;

(b)

all actual transportation costs for ores, metals, concentrates or other minerals from the Properties to any such mint and/or smelter and/or refinery and/or reduction works and/or other purchaser including any such costs to any ultimate buyer of metals and including storage and handling costs, purchaser's charges for preparation, treatment, refining, assaying, weighing, and sampling, marketing fees or costs, brokerage fees or costs, and all other costs incurred by the Operator after the ores, metals, concentrates or other minerals leave the Properties;

(c)

any insurance charges on all such ores, metals, concentrates or other minerals including marine insurance and chatterer’s liability insurance;

(d)

all appropriate charges of such mint, smelter, refinery, reduction works or other purchaser and any sales, excise, production, import, export and other Taxes and levies, including mining taxes on such ores, metals, concentrates or other minerals (but excluding income taxes).

Notwithstanding the foregoing, in the event that ores or minerals are processed at a milling facility owned or controlled or sub-contracted by the Operator, then any transportation or handling or related costs from the Properties to such milling facility shall not be deductible in calculating the Net Smelter Returns.  However, any such costs incurred on concentrates or metals produced from such ores or minerals at such facility and delivered to any mint and/or smelter and/or refinery and/or reduction works and/or other purchaser shall be deductible as herein provided.

3.

Further Refinement, Stockpiling and Commingling

The Operator may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process and upgrade the ores, concentrates, and other mineral products produced from ores mined from the Properties prior to sale, transfer, or conveyance to a purchaser, user or consumer other than the Operator.  The Operator shall not be liable for mineral values lost in such processing under sound practices. The Operator shall have the right to stockpile and commingle ore, concentrates, minerals and other material mined and removed from the Properties with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that the Operator shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling.  In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Operator may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Operator.

4.

Payments and Statements

The Net Smelter Returns Royalty shall become due and payable quarterly on the last day of the month following the last day of the calendar quarter in which the same accrued.  Net Smelter Returns Royalty payments shall be accompanied by a statement showing in reasonable detail the quantities and grades of the refined metals, dore, concentrates, or other mineral products produced and sold by the Operator in the preceding calendar quarter; the proceeds of sale on which the royalty is due; costs, and other deductions; and other pertinent information in sufficient detail to explain the calculation of the Royalty payment.   An annual report shall be prepared with estimates of anticipated production from and estimated remaining reserves on the Properties for the succeeding calendar year.  If requested in writing, the Operator shall provide the Royalty Holder, at Royalty Holder’s expense, with such data or reports regarding mineral resources that are subject to the Net Smelter Returns Royalty as may be reasonably required by the Royalty Holder to comply with the requirements of National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”), but no officer or employee of the Operator or any of its Affiliates shall be required to act as a “qualified person” (as that term is defined in NI 43-101) of Royalty Holder in respect of any publicly disclosed information.  No representation or warranty is made by the Operator with respect to the accuracy of the conclusions drawn by the Royalty Holder with respect to such reports.  For the purposes of this section, the Royalty Holder shall be required to take advantage of any exemptions from the filing requirements of NI 43-101.

5.

Audits

All Net Smelter Returns Royalty payments shall be considered final and in full satisfaction of all obligations of the Operator with respect thereto, unless the Royalty Holder gives the Operator Notice describing and setting forth a specific objection to the calculation thereof within twelve (12) months after receipt by the Royalty Holder of the quarterly statement herein provided for.  If the Royalty Holder objects to a particular quarterly statement as herein provided, the Royalty Holder shall, for a period of thirty (30) days after the Operator’s receipt of Notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Operator’s accounts and records relating to the calculation of the Royalty in question audited by a chartered accountant acceptable to the Royalty Holder and to the Operator.  If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly Net Smelter Returns Royalty payment due hereunder.  The Royalty Holder shall pay all costs of such audit unless a deficiency of more than 10% of the amount due is determined to exist.  The Operator shall pay the costs of such audit if a deficiency of more than 10% of the amount due is determined to exist.  All books and records used by the Operator to calculate royalties due hereunder shall be kept in accordance with generally accepted accounting principles.  Failure on the part of the Royalty Holder to make claim on the Operator for adjustment in such 12-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.